EXHIBIT 10.2
EXECUTION VERSION
This FIRST AMENDMENT TO THE REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of April 26, 2021 (the “Amendment Date”), is entered into by and among BCRED BARD PEAK FUNDING LLC, a Delaware limited liability company, as the borrower (the “Borrower”), the LENDERS party to the Revolving Credit Agreement, BNP PARIBAS, as the administrative agent (in such capacity, the “Administrative Agent”), BLACKSTONE PRIVATE CREDIT FUND, a Delaware statutory trust, as the equityholder (in such capacity, the “Equityholder”), BLACKSTONE PRIVATE CREDIT FUND, a Delaware statutory trust, as the servicer (in such capacity, the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”).
WHEREAS, the Borrower, the lenders from time to time party thereto, the Administrative Agent, the Equityholder, the Servicer and the Collateral Agent are party to the Revolving Credit and Security Agreement, dated as of March 15, 2021 (as amended from time to time prior to the date hereof, the “Revolving Credit Agreement”); and
WHEREAS, the parties hereto desire to amend the Revolving Credit Agreement, in accordance with Section 13.01(b) of the Revolving Credit Agreement subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

Definitions
SECTION I.1.Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Revolving Credit Agreement, as amended hereby.
ARTICLE II

Amendments to Revolving Credit Agreement
SECTION II.1.As of the Amendment Date, the Revolving Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.
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ARTICLE III
Representations and Warranties
SECTION III.1.The Borrower and the Equityholder hereby represent and warrant to the Administrative Agent and the Lender that, as of the Amendment Date, (i) no Default, Event of Default or Servicer Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower, the Servicer and the Equityholder contained in Sections 4.01, 4.02 and 4.03 of the Revolving Credit Agreement, as amended hereby, are true and correct in all material respects on and as of the Amendment Date (other than any representation and warranty that is made as of a specific date).
ARTICLE IV

Conditions Precedent
SECTION IV.1.This Amendment will be effective upon the satisfaction of each of the following conditions:
(a)the Administrative Agent has received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby;
(b)all fees due and owing to the Administrative Agent and each Lender on or prior to the Amendment Date have been paid; and
(c)the Administrative Agent has received a legal opinion of Dechert LLP, counsel to the Borrower, covering such matters as the Administrative Agent has reasonably requested.
ARTICLE V
Miscellaneous
SECTION V.1.Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
SECTION V.2.Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
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SECTION V.3.Ratification. Except as expressly amended hereby, the Revolving Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect. When effective, this Amendment will form a part of the Revolving Credit Agreement for all purposes.
SECTION V.4.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
SECTION V.5.Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and are not deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION V.6.Direction to Execute. The Administrative Agent hereby authorizes and directs the Collateral Agent to execute this Amendment.
[Signature Pages Follow]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.
BORROWER:
BCRED BARD PEAK FUNDING LLC
By: BLACKSTONE PRIVATE CREDIT FUND, its sole member

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Chief Compliance Officer, Chief Legal Officer and Secretary

[Signature Page to First Amendment to Revolving Credit and Security Agreement]

EQUITYHOLDER:
BLACKSTONE PRIVATE CREDIT FUND,
as Equityholder

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Chief Compliance Officer, Chief Legal Officer and Secretary
SERVICER:
BLACKSTONE PRIVATE CREDIT FUND,
as Servicer

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Chief Compliance Officer, Chief Legal Officer and Secretary
[Signature Page to First Amendment to Revolving Credit and Security Agreement]

ADMINISTRATIVE AGENT:
BNP PARIBAS,
as Administrative Agent

By:	/s/ Meredith Middleton
Name:	Meredith Middleton
Title:	Director

By:	/s/ Chris Fukuoka
Name:	Chris Fukuoka
Title:	Director
LENDER:
BNP PARIBAS,
as Lender

By:	/s/ Meredith Mddleton
Name:	Meredith Mddleton
Title:	Director

By:	/s/ Chris Fukuoka
Name:	Chris Fukuoka
Title:	Director

[Signature Page to First Amendment to Revolving Credit and Security Agreement]

COLLATERAL AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Nancy Chouanard
Name:	Nancy Chouanard
Title:	Vice President

[Signature Page to First Amendment to Revolving Credit and Security Agreement]

APPENDIX A

EXECUTION VERSION
(Conformed through First Amendment)
REVOLVING CREDIT AND SECURITY AGREEMENT
among
BCRED BARD PEAK FUNDING LLC,
as Borrower,
THE LENDERS FROM TIME TO TIME PARTIES HERETO,
BNP PARIBAS,
as Administrative Agent,
BLACKSTONE PRIVATE CREDIT FUND,
as Equityholder,
BLACKSTONE PRIVATE CREDIT FUND, as Servicer,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent
Dated as of March 15, 2021
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TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS
Section 1.01    Definitions    1
Section 1.02    Rules of Construction    ~~52~~57
Section 1.03    Computation of Time Periods    ~~53~~58
Section 1.04    Collateral Value Calculation Procedures    ~~53~~58
ARTICLE II

ADVANCES
Section 2.01    Revolving Credit Facility    ~~55~~60
Section 2.02    Requests for Collateral Loan Approval    ~~56~~60
Section 2.03    Making of the Advances    ~~58~~63
Section 2.04    Evidence of Indebtedness    ~~59~~64
Section 2.05    Payment of Principal and Interest    ~~60~~64
Section 2.06    Prepayment of Advances    ~~60~~65
Section 2.07    Changes of Individual Lender Maximum Funding Amounts    ~~62~~67
Section 2.08    Maximum Lawful Rate    ~~62~~67
Section 2.09    Several Obligations    ~~63~~67
Section 2.10    Increased Costs    ~~63~~68
Section 2.11    Compensation; Breakage Payments    ~~64~~69
Section 2.12    Inability to Determine Rates ~~65~~ SONIA Market Disruption and Cost of Funds    69
Section 2.13    Rescission or Return of Payment    ~~65~~71
Section 2.14    Post-Default Interest    ~~65~~71
Section 2.15    Payments Generally    ~~65~~71
Section 2.16    Extension of Facility Termination Date    ~~66~~72
Section 2.17    Defaulting Lenders    ~~67~~73
Section 2.18    Effect of Benchmark Transition Event    ~~68~~74
Section 2.19    Increase in the Maximum Facility Amount    ~~75~~83
ARTICLE III

CONDITIONS PRECEDENT
Section 3.01    Conditions Precedent to Initial Advance    ~~76~~84
Section 3.02    Conditions Precedent to Each Advance    ~~78~~86
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ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.01    Representations and Warranties of the Borrower    ~~79~~87
Section 4.02    Representations and Warranties of the Servicer    ~~84~~92
Section 4.03    Representations and Warranties of the Equityholder    ~~86~~94
ARTICLE V

COVENANTS
Section 5.01    Affirmative Covenants of the Borrower    ~~89~~97
Section 5.02    Covenants of the Servicer    ~~93~~101
Section 5.03    Negative Covenants of the Borrower    ~~96~~104
Section 5.04    Covenants of the Equityholder    ~~99~~107
Section 5.05    Certain Undertakings Relating to Separateness    ~~100~~108
ARTICLE VI

EVENTS OF DEFAULT
Section 6.01    Events of Default    ~~102~~110
Section 6.02    OC Ratio Posting Payments    ~~106~~114
ARTICLE VII

PLEDGE OF COLLATERAL; RIGHTS OF THE COLLATERAL AGENT
Section 7.01    Grant of Security    ~~106~~114
Section 7.02    Release of Security Interest    ~~107~~115
Section 7.03    Rights and Remedies    ~~107~~115
Section 7.04    Remedies Cumulative    ~~110~~118
Section 7.05    Related Documents    ~~110~~118
Section 7.06    Borrower Remains Liable    ~~111~~119
Section 7.07    Protection of Collateral    ~~111~~119
ARTICLE VIII

ACCOUNTS, ACCOUNTINGS AND RELEASES
Section 8.01    Collection of Money    ~~112~~120
Section 8.02    Collateral Account and Collection Account    ~~112~~120
Section 8.03    Payment Account    ~~113~~121
Section 8.04    The Revolving Reserve Account; Fundings    ~~114~~122

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Section 8.05    [Reserved]    ~~115~~123
Section 8.06    Reinvestment of Funds in Covered Accounts; Reports by Collateral Agent    ~~115~~123
Section 8.07    Accountings    ~~116~~124
Section 8.08    Release of Collateral    ~~117~~125
Section 8.09    Reports by Independent Accountants    ~~118~~126
ARTICLE IX

APPLICATION OF MONIES
Section 9.01    Disbursements of Monies from Payment Account    ~~119~~127
ARTICLE X

SALE OF COLLATERAL LOANS;
PURCHASE OF ADDITIONAL COLLATERAL LOANS
Section 10.01    Sales of Collateral Loans    ~~123~~131
Section 10.02    Purchase of Additional Collateral Loans    ~~124~~132
Section 10.03    Conditions Applicable to All Sale and Purchase Transactions    ~~125~~133
Section 10.04    Additional Equity Contributions    ~~125~~133
Section 10.05    Transfer of Warranty Collateral Loans    ~~126~~134
ARTICLE XI

ADMINISTRATION AND SERVICING OF CONTRACTS
Section 11.01    Appointment and Designation of the Servicer    ~~126~~134
Section 11.02    Duties of the Servicer    ~~126~~134
Section 11.03    Authorization of the Servicer    ~~128~~136
Section 11.04    Collection Efforts, Modification of Collateral    ~~129~~137
Section 11.05    Servicer Compensation    ~~129~~137
Section 11.06    The Servicer Not to Resign    ~~129~~137
ARTICLE XII

THE AGENTS
Section 12.01    Authorization and Action    ~~130~~138
Section 12.02    Delegation of Duties    ~~132~~140
Section 12.03    Agents’ Reliance, Etc.    ~~132~~140
Section 12.04    Indemnification    ~~135~~143
Section 12.05    Successor Agents    ~~135~~143
Section 12.06    The Collateral Agent    ~~136~~144
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ARTICLE XIII

MISCELLANEOUS
Section 13.01    No Waiver; Modifications in Writing    ~~138~~146
Section 13.02    Notices, Etc.    ~~139~~147
Section 13.03    Taxes    ~~139~~148
Section 13.04    Costs and Expenses; Indemnification    ~~143~~152
Section 13.05    Execution in Counterparts    ~~145~~153
Section 13.06    Assignability    ~~145~~154
Section 13.07    Governing Law    ~~147~~156
Section 13.08    Severability of Provisions    ~~148~~156
Section 13.09    Confidentiality    ~~148~~156
Section 13.10    Merger    ~~149~~157
Section 13.11    Survival    ~~149~~157
Section 13.12    Submission to Jurisdiction; Waivers; Etc.    ~~149~~158
Section 13.13    Waiver of Jury Trial    ~~150~~159
Section 13.14    Right of Setoff; Payments Pro Rata    ~~150~~159
Section 13.15    PATRIOT Act Notice    ~~151~~160
Section 13.16    Legal Holidays    ~~151~~160
Section 13.17    Limited Recourse; Non-Petition    ~~151~~160
Section 13.18    Waiver of Setoff    ~~152~~161
Section 13.19    Collateral Agent Execution and Delivery    ~~152~~161
Section 13.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~153~~161
Section 13.21    WAIVER OF SOVEREIGN IMMUNITY    ~~153~~162
Section 13.22    Risk Retention    ~~153~~162
Section 13.23    EU Due Diligence Requirements.    ~~154~~163
Section 13.24    Compliance with the Securitisation Regulation    ~~155~~163
Section 13.25    Adequacy of Monetary Damages Against the Lenders    ~~155~~163

SCHEDULES
Schedule 1    Individual Lender Maximum Funding Amounts and Percentages
Schedule 2    Approved Appraisal Firms
Schedule 3    Initial Collateral Loans
Schedule 4    GICS Industry Classifications
Schedule 5    Notice Information
Schedule 6    Authorized Signatories
Schedule 7    Diversity Score
Schedule 8    [Reserved]
Schedule 9    Approved List
Schedule 10    Moody’s Rating
Schedule 11    S&P Rating

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Schedule 12    [Reserved]
Schedule 13    Cumulative Compounded SONIA Rate
EXHIBITS
Exhibit A    Form of Note
Exhibit B    Form of Notice of Borrowing (with attached form of Borrowing Base Calculation Statement)
Exhibit C    Form of Notice of Prepayment
Exhibit D    Form of Assignment and Acceptance
Exhibit E    [Reserved]
Exhibit F    Agreed-Upon Procedures
Exhibit G    Form of Extension Request
Exhibit H    Form of Data Report
Exhibit I    Form of Approval Request

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REVOLVING CREDIT AND SECURITY AGREEMENT
REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of March 15, 2021, among BCRED BARD PEAK FUNDING LLC, a Delaware limited liability company, as borrower (the “Borrower”), the LENDERS from time to time party hereto, BNP PARIBAS (“BNP”), as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Administrative Agent”), BLACKSTONE PRIVATE CREDIT FUND, a Delaware statutory trust (in such capacity, the “Equityholder”), BLACKSTONE PRIVATE CREDIT FUND, a Delaware statutory trust, as servicer (in such capacity, the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, each Lender is willing to make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS
Section 1.01    Definitions. As used in this Agreement, the following terms shall have the meanings indicated:
“Account Control Agreement” means that certain Account Control Agreement, dated as of the Closing Date, among the Borrower, the Servicer, the Collateral Agent and Wells Fargo, as Securities Intermediary, which agreement relates to the Covered Accounts.
“Adjusted Cumulative Compounded SONIA” means for any Interest Accrual Period, with respect to any GBP Advance (or portion thereof), the rate per annum (carried out to the fourth decimal place) equal to the rate determined by the Administrative Agent to be the sum of (x) the Cumulative Compounded SONIA Rate as of the SONIA Reporting Day and (y) the Baseline CAS.
“Adjusted Principal Balance” means, for any Eligible Collateral Loan, as of any date of determination, an amount equal to the Loan Value of such Eligible Collateral Loan as of such date multiplied by the Principal Balance of such Eligible Collateral Loan as of such date; provided that, the parties hereby agree that the Adjusted Principal Balance of any Ineligible Collateral Loan as of such date of determination shall be zero.
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“Advance Rate” means, with respect to any Collateral Loan, the percentage set forth in the below table corresponding to the Loan Type and Sub-Category of such Collateral Loan, subject to the exceptions and adjustments set forth immediately following such table:

Loan Type	Sub-Category	Advance Rate
Tranche A Collateral Loans		75%
Second Lien BSLs		45%
Tranche B First Lien Loans	whose Obligors have an EBITDA on a consolidated basis of greater than or equal to the Dollar Equivalent of $35,000,000 (as of the date such Collateral Loan is acquired)	70%
Tranche B First Lien Loans	whose Obligors have an EBITDA on a consolidated basis of less than the Dollar Equivalent of $35,000,000 (as of the date such Collateral Loan is acquired)	65%
First Lien Last Out Loans	First Lien Last Out Category A Loans	60%
First Lien Last Out Loans	First Lien Last Out Category B Loans	50%
First Lien Last Out Loans	First Lien Last Out Category C Loans	45%
Second Lien MM Loans		30%
Notwithstanding the percentages set forth in the preceding table:
(a)    the Advance Rate of any Tranche B First Lien Loan with a Paid Senior Net Leverage Ratio exceeding 5.00:1.00 will be a blended rate, calculated as follows:
(i)    the portion of such Tranche B First Lien Loan with a Paid Senior Net Leverage Ratio up to 5.00:1.00 will be assigned the percentage set forth in the preceding table corresponding to Tranche B First Lien Loans of the Sub-Category applicable to such Collateral Loan; and
(ii)    the portion of such Tranche B First Lien Loan with a Paid Senior Net Leverage Ratio above 5.00:1.00 will be assigned an Advance Rate of 45%;
(b)    for the purposes of determining Advance Rates, the Paid Senior Net Leverage Ratio of a Collateral Loan will be determined as of the date such Collateral Loan is acquired.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Person” means (a) the Administrative Agent, each Lender and each of their respective Affiliates and (b) any assignee or participant of any Lender (unless the benefit of

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any particular provision hereof to any such Affected Person is otherwise expressly excluded herein).
“Affiliate” means, in respect of a referenced Person at any time, another Person Controlling, Controlled by or under common Control with such referenced Person but which shall not, with respect to the Borrower, include the obligors under any Collateral Loan; provided that (a) an obligor will not be considered an “Affiliate” of any other obligor solely due to the fact that each such obligor is under the control of the same financial, private equity or similar sponsor and (b) obligors in respect of Collateral Loans shall be deemed not to be “Affiliates” if they have distinct corporate family ratings and/or distinct issuer credit ratings. The Borrower will be deemed to have no “Affiliates.”
“Agents” means the Administrative Agent and the Collateral Agent, collectively or individually, as the context requires.
“Aggregate Adjusted Collateral Balance” means, as of any date of determination, an amount equal to the sum of the Dollar Equivalent of the Adjusted Principal Balances of all Collateral Loans in the Collateral (including each potential Collateral Loan that the Borrower has entered into a binding commitment to purchase that has not yet settled) on such date, after giving effect to all Collateral Loans added to and removed from the Collateral on such date.
“Aggregate Net Collateral Balance” means, as of any date of determination, the Aggregate Adjusted Collateral Balance minus the Excess Concentration Amount, in each case, as of such date of determination.
“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans.
“Aggregate Tranche A Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Tranche A Collateral Loans as of such date of determination (including each potential Tranche A Collateral Loan that the Borrower has entered into a binding commitment to purchase that has not yet settled).
“Aggregate Tranche B Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Tranche B Collateral Loans as of such date of determination (including each potential Tranche B Collateral Loan that the Borrower has entered into a binding commitment to purchase that has not yet settled).
“Agreement” means this Revolving Credit and Security Agreement.
“Applicable Index” means, with respect to (a) Dollar Advances, LIBOR, (b) with respect to GBP Advances, Adjusted Cumulative Compounded SONIA, (c) with respect to Euro Advances, EURIBOR, and (d) with respect to CDOR Advances, CDOR, or, in each case, any other successor index pursuant to the terms of this Agreement.

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“Applicable Law” means, for any Person, any Law of any Governmental Authority, including all federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.
“Applicable Margin” has the meaning assigned to such term in the Lender Fee Letter.
“Applicable Time Zone” means (i) with respect to Dollar Advances and CAD Advances, New York City time and (ii) with respect to Euro Advances and GBP Advances, London time.
“Appraisal” means an appraisal or valuation of a Collateral Loan that is conducted by an Approved Appraisal Firm, which may be in the form of an update or reaffirmation by an Approved Appraisal Firm of an appraisal or valuation previously performed by such Approved Appraisal Firm or another Approved Appraisal Firm.
“Approval Request” has the meaning specified in Section 2.02 hereof.
“Approved Appraisal Firm” means those entities set forth on Schedule 2 (and any of their respective Affiliates that are clearly identifiable as such solely on the basis of such Affiliate’s name) and any appraisal or valuation firm providing such service to Blackstone Private Credit Fund; provided that any other independent appraisal firm or independent financial advisor recognized as being experienced in conducting appraisals or valuations of secured loans may be added to Schedule 2 as an “Approved Appraisal Firm” with the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).
“Approved List” has the meaning specified in Section 2.02 hereof.
“Asset Information” means, with respect to any Obligor, in each case to the extent available to the Borrower and subject to any confidentiality obligations or any redactions required by the Servicer’s internal policies and procedures (it being understood that to the extent any of the information described in any of the following is contained in the Servicer’s internal credit memo described in clause (d) below, such information need not be separately represented by any document or file and, for all purposes of this Agreement, will be deemed delivered upon delivery of such internal credit memo): (a) the legal name of such Obligor, (b) the jurisdiction in which such Obligor is domiciled, (c) the audited financial statements for the two prior fiscal years of such Obligor (or such shorter period of time for which such audited financial statements have been prepared and are available) or, in lieu of audited financial statements for any such period, a quality of earnings report for such period prepared by a nationally or regionally recognized accounting or financial advisory firm, (d) the Servicer’s internal credit memo with respect to such Obligor and the related Collateral Loan, (e) the informational memorandum, offering memorandum or similar document, if any, issued by the bookrunner or the administrative agent for such Obligor and relating to such Collateral Loan, (f) a company forecast of such Obligor including plans related to capital expenditures, (g) the business model, company strategy and names of known peers of such Obligor, (h) details of the management team of such Obligor, (i) details of any banking facilities and the debt maturity schedule of such Obligor, (j)

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reserved, and (k) a copy of the related credit agreement (which may be a draft) specifying the terms and governing the repayment of such Collateral Loan; provided, that, in each case, to the extent any of the above information is unavailable, the Servicer shall notify the Administrative Agent of any such missing information, and the Administrative Agent may, in its sole discretion, provide a waiver with respect to such information.
“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit D, entered into by a Lender, an assignee, the Administrative Agent and, if applicable, the Borrower.
“AUP Report Date” has the meaning assigned to such term in Section 8.09 hereof.
“Available Currency” means, at any time, any of Dollars, Pounds Sterling, Euro or Canadian Dollars, and, with the prior written consent of each Multicurrency Lender and the Administrative Agent and prior notice to the Collateral Agent, any other currency, so long as, in respect of any such specified currency, it is available to the Collateral Agent and at such time no central bank or other governmental authorization in the country of issue of such currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such currency by any Lender for making any Advance hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union (as amended or re-enacted) establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). For the purposes of this definition, a reference to “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation.
“Bankruptcy Code” means the United States Bankruptcy Code, Title 11, United States Code §§101 et seq., or foreign bankruptcy, insolvency, receivership or similar law from time to time in effect and affecting the rights of creditors generally.
“Baseline CAS” has the meaning assigned to such term in the Lender Fee Letter.

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“Base Rate” means, on any date, a fluctuating interest rate per annum equal to the higher of (a) the Prime Rate and (b) the Federal Funds Rate plus 0.50%. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Agent or any Lender. Interest calculated pursuant to clause (a) above will be determined based on a year of 365 or 366 days, as applicable, and actual days elapsed. Interest calculated pursuant to clause (b) above will be determined based on a year of 360 days and actual days elapsed. If the calculation of the Base Rate results in a Base Rate of less than zero (0), the Base Rate shall be deemed to be zero (0) for all purposes hereunder.
“Benchmark” means, initially, ~~LIBOR~~each Applicable Index; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to ~~LIBOR~~such Applicable Index or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.18.
“Benchmark Determination Period” means (a) initially, the period from and including the Closing Date to and ending on (but excluding) the first Benchmark Determination Period Start Date, and (b) thereafter, the period beginning on (and including) the day immediately following the last day of the prior Benchmark Determination Period and ending on (but excluding) the immediately succeeding Benchmark Determination Period Start Date; provided that the final Benchmark Determination Period hereunder ends on and includes the day prior to the payment in full of the Advances hereunder.
“Benchmark Determination Period Start Date” means the last Business Day of March, June, September, and December of each year, commencing in June 2021.
“BNP” has the meaning assigned to such term in the introduction to this Agreement.
“BNP Fee Letter” means that certain fee letter, dated as of March 15, 2021, by and among BNP, the Borrower and the Servicer.
“Borrower” has the meaning assigned to such term in the introduction to this Agreement.
“Borrowing Base” means, at any time, an amount equal to the sum of (i) the amounts in the Principal Collection Subaccount, (ii) the product of (x) the Weighted Average Advance Rate (excluding the Sale Settlement Pending Collateral from the calculation of the Weighted Average Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral from the calculation of the Aggregate Net Collateral Balance) and (iii) the Dollar Equivalent of the aggregate sale price (expressed in Dollars) of the Sale Settlement Pending Collateral.
“Borrowing Base Calculation Statement” means a statement in substantially the form attached to the form of Notice of Borrowing attached hereto as Exhibit B, as such form of

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Borrowing Base Calculation Statement may be modified as mutually agreed by the Administrative Agent and the Borrower from time to time.
“Borrowing Date” means the date of an Advance.
“Broadly Syndicated Loan” means a Collateral Loan that (a) is a syndicated commercial loan, (b) is part of a tranche size of not less than the Dollar Equivalent of $250,000,000 (without consideration of reductions thereon from scheduled amortization payments), and (c) is rated (or will be rated) by S&P or Moody’s (or the related Obligor for such Collateral Loan is rated by S&P or Moody’s).
“Business Day” means any day of the year except: (a) a Saturday, Sunday or other day on which commercial banks in New York City or the city in which the offices of the Collateral Agent are located are authorized or required by law to close; ~~and~~ (b) if such day relates to any interest rate setting as to an Advance ~~determined by reference to LIBOR~~of Available Currencies, any day on which banks are not open for dealings ~~in Dollars~~(i) in Dollar deposits in the London interbank market, (ii) in Euro deposits in the Euro-zone interbank market or (iii) in Canadian Dollar deposits in Toronto, Canada; and (c) if such day relates to a GBP Advance, a day that is not an RFR Banking Day.
“Canadian Dollars” means the lawful currency of Canada.
“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the CDOR Rate for thirty (30) days, plus 1% per annum. Any change in the Canadian Prime Rate due to a change in the PRIMCAN index or the CDOR Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR Rate, respectively.
“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash” means Dollars immediately available on the day in question.
“CDOR” means, for any Benchmark Determination Period, with respect to any CDOR Advance (or portion thereof) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the average rate that appears on the Bloomberg Professional Service CDOR Page (or any applicable successor or substitute page providing rate quotations comparable to those currently provided on such page of such service) at approximately 10:00 a.m. (Toronto time) two (2) Business Days prior to the beginning of such

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Benchmark Determination Period for Canadian Dollar bankers acceptances with a term equivalent to three months; provided that if such rate is not available at any such time for any reason, then “CDOR” with respect to any CDOR Advance shall be the bid rate at which Canadian Dollar bankers acceptances of CAD5,000,000 and for a three-month maturity are offered by the principal Toronto office of any bank (which may be the Administrative Agent) reasonably selected by the Administrative Agent for settlement at approximately 10:00 a.m. (Toronto time) on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further that, in the event that the rate as so determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. CDOR shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
“CDOR Advance” means an Advance denominated in Canadian Dollars.
“Central Bank Rate” means the SONIA Administrator’s “Bank Rate” as published by SONIA Administrator from time to time.
“Central Bank Rate Adjustment” means, with respect to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 percent trimmed arithmetic mean (calculated by the Administrative Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which SONIA is available.
“Central Bank Rate Spread” means, with respect to any RFR Banking Day, the difference (expressed as a percentage rate per annum) (calculated by the Administrative Agent) between: (i) SONIA for that RFR Banking Day; and (ii) the Central Bank Rate prevailing at the close of business on that RFR Banking Day.
“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.
“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” hereunder regardless of the date of effectiveness.
“Change of Control” means an event or series of events by which (A) the Equityholder or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers

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“Collateral Loan Buy Confirmation” means with respect to any Collateral Loan, documentation evidencing, in reasonable detail, the Borrower’s acquisition of such Collateral Loan, and which shall identify at least the obligor, price and the Principal Balance of such Collateral Loan.
“Collection Account” has the meaning assigned to such term in Section 8.02(a)(ii) and includes the Principal Collection Subaccount and the Interest Collection Subaccount.
“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances have been repaid in full and all Interest and fees and all other Obligations (other than contingent indemnification and reimbursement obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted) have been paid in full, and the Borrower shall have no further right to request any additional Advances.
“Collection Period” means, with respect to any Payment Date, the monthly period from and including the date on which the first Advance is made hereunder to but excluding the first Collection Period Start Date following the date of such Advance and each successive monthly period from and including a Collection Period Start Date to but excluding the immediately succeeding Collection Period Start Date or, in the case of the Collection Period immediately preceding the Final Maturity Date or the Collection Period immediately preceding an optional prepayment in whole of the Advances, ending on the day preceding the Final Maturity Date or the date of such prepayment, respectively.
“Collection Period Start Date” means the first calendar day of each month (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in May 2021.
“Collections” means all cash collections, distributions, payments or other amounts received, or to be received, by the Borrower from any Person in respect of any Collateral Loan constituting Collateral, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to the Borrower under or in connection with any such Collateral Loans and all Proceeds from any sale or disposition of any such Collateral Loans, but excluding (a) any amounts received by the Borrower from or on behalf of an Obligor in respect of such Collateral Loan following the sale of such Collateral Loan by the Borrower that the Borrower is required to pay to the purchaser of such Collateral Loan, so long as such amounts are not included in the net proceeds reported to be received by the Borrower from such sale, and (b) any amounts in respect of indemnities received by the Borrower but owing to parties other than the Borrower in accordance with the Related Documents for any Collateral Loan.~~.~~
“Concentration Calculation Amount” means the greater of (a) 50% of the Maximum Portfolio Amount and (b) the Aggregate Adjusted Collateral Balance (after giving effect to any proposed purchase of Collateral Loans) plus the amounts in the Principal Collection Subaccount.
“Concentration Limitations” means, as of any date of determination, the following limitations (calculated without duplication) as applied to the Eligible Collateral Loans owned (or,

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in relation to a proposed purchase of a Collateral Loan, proposed to be owned, with respect to which, if such purchase results in noncompliance with the limitations, the relevant requirements must be maintained or improved after giving effect to the purchase) by the Borrower, unless a waiver is provided in writing by the Administrative Agent specifying the agreed treatment of such Collateral Loan or Concentration Limitation:
(a)    not more than 45.00% of the Concentration Calculation Amount may consist of First Lien Last Out Category B Loans, First Lien Last Out Category C Loans, Second Lien BSLs and Second Lien MM Loans;
(b)    not more than 20.00% of the Concentration Calculation Amount may consist of Second Lien BSLs and Second Lien MM Loans;
(c)    not more than 20.00% of the Concentration Calculation Amount may consist of Cov-Lite Loans that are not First Lien BSLs;
(d)    not more than ~~10.00~~20.00% of the Concentration Calculation Amount may consist of Collateral Loans that are not denominated in Dollars;
(e)    not more than 10.00% of the Concentration Calculation Amount may consist of Collateral Loans whose Obligors do not have a principal place of business in or are organized or incorporated in the United States;
(f)    not more than 35.00% of the Concentration Calculation Amount may consist of Collateral Loans whose Obligors have a Paid Senior Net Leverage Ratio at origination that is greater than 6.0x;
(g)    not more than 5.00% of the Maximum Portfolio Amount may consist of Collateral Loans that are issued to any Obligor and its Affiliates, except that up to 7.00% of the Maximum Portfolio Amount may consist of Collateral Loans that are issued by the three largest Obligors and their respective Affiliates;
(h)    not more than 15.00% of the Maximum Portfolio Amount may consist of Collateral Loans that are issued by Obligors and their Affiliates that belong to any single GICS Industry Classification, except that (i) up to 30.00% may consist of Collateral Loans with Obligors and their Affiliates in the largest GICS Industry Classification, (ii) up to 20.00% may consist of Collateral Loans with Obligors and their Affiliates in the second largest GICS Industry Classification and (iii) up to 10.00% may consist of Collateral Loans with Obligors and their Affiliates in the GICS Industry Classification of “Oil, Gas & Consumable Fuels”;
(i)    not more than 10.00% of the Concentration Calculation Amount may consist of Fixed Rate Loans; and
(j)    not more than 10.00% of the Maximum Portfolio Amount may consist of Collateral Loans where the majority owner of the related Obligor is an Affiliate of the Servicer or the Equityholder.

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Constituent Documents” means, in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Control” means the direct or indirect possession of the power to vote 50% or more of the voting securities of such Person or the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.
“Coverage Test” means each of (a) the Minimum OC Coverage Test and (b) the Interest Coverage Ratio Test.
“Covered Account” means each of the Collection Account (including the Interest Collection Subaccount and Principal Collection Subaccount therein), the Payment Account, the Collateral Account, the Revolving Reserve Account and any other account established by the Borrower at the Securities Intermediary with the consent of the Administrative Agent and subject to the Lien of the Collateral Agent.~~.~~
“Cov-Lite Loan” means a Collateral Loan that does not contain any financial maintenance covenants; provided that any such Collateral Loan that either (i) contains a cross-default provision to, or (ii) is pari passu with or senior to, another loan of the Obligor that requires the Obligor to comply with a financial maintenance covenant will be deemed not to be a Cov-Lite Loan.
“Cumulative Compounded SONIA Rate” means, with respect to an Interest Accrual Period for a GBP Advance, the percentage rate per annum determined by the Administrative Agent in accordance with the methodology set out in Schedule 13 attached hereto.
“Custodian” means Wells Fargo, in its capacity as custodian under the Custodian Agreement, and any successor thereto under the Custodian Agreement.
“Custodian Agreement” means that certain Custodian Agreement, dated as of the Closing Date, among the Custodian, the Borrower and the Collateral Agent.
“Daily Rate” means, with respect to any RFR Banking Day:

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(a)    SONIA for that RFR Banking Day; or
(b)    if SONIA is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:
(i)    the Central Bank Rate for that RFR Banking Day; and
(ii)    the applicable Central Bank Rate Adjustment; or
(c)    if clause (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:
(i)    the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and
(ii)    the applicable Central Bank Rate Adjustment,
rounded, in either case, to four decimal places and if, in either case, the aggregate of that rate and the applicable Baseline CAS is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Baseline CAS is zero.
“Data File” has the meaning assigned to such term in Section 8.07(a).
“Default” means any event which, with the passage of time, the giving of notice, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.
“Defaulted Collateral Loan” means any Collateral Loan as to which at any time:
(a)    a default as to all or any portion of one or more payments of principal and/or interest (including a failure of a selling institution to pay amounts due and payable to the Borrower with respect to the related participation) has occurred after the earlier of (i) any grace period applicable thereto and (ii) five (5) Business Days, in each case, past the applicable due date;
(b)    a default (other than a default described in clause (a) of this definition) has occurred under the applicable Related Documents and for which the Borrower (or the agent or required lenders pursuant to the applicable Related Documents, as applicable) has elected to exercise any of its rights or remedies under the applicable Related Documents (including acceleration or foreclosing on collateral, but excluding any imposition of default interest);
(c)    any portion of principal and/or interest (other than default interest) payable thereunder has been waived or forgiven by the holders of such obligation; or

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Intermediary, in each case, which may be a subaccount of the applicable Covered Account, under an arrangement where the Securities Intermediary has agreed in a control agreement in form and substance acceptable to the Administrative Agent that the Collateral Agent has Control (as defined in the UCC) over such deposit account or securities account; or
(h)    with respect to such of the Collateral as constitutes an account or a general intangible or is not otherwise described in the foregoing clauses (a) through (g), causing to be filed with the Secretary of State of the State of Delaware a properly completed UCC financing statement that names the Borrower as debtor and the Collateral Agent as secured party and that describes such Collateral (which financing statement may have been previously filed) or any equivalent filing in the jurisdiction required for perfection by filing under the UCC (or the Uniform Commercial Code as in effect in any applicable jurisdiction).
In addition, the Servicer on behalf of the Borrower will obtain any and all consents required by the Related Documents relating to any Instruments, accounts or general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).
“Determination Date” means the last day of each Collection Period.
“Disqualified Lenders” means (i) such Persons that have been mutually agreed between the Servicer and the Administrative Agent on or prior to the Closing Date as constituting “Disqualified Lenders”, (ii) those Persons who are competitors of the Servicer, the Equityholder and/or the Borrower that are mutually agreed between the Servicer and the Administrative Agent from time to time, and (iii) in the case of each of clauses (i) and (ii), any Affiliates of such Persons that are that are mutually agreed between the Servicer and the Administrative Agent from time to time; provided that no permitted supplement or modification to the list of Disqualified Lenders will apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in accordance with Section 13.06.
“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 7 hereto, as such Diversity Scores shall be updated at the option of the Administrative Agent in its sole discretion if Moody’s publishes revised criteria.
“Dollar Advance” means an Advance denominated in Dollars.
“Dollar Equivalent” means (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in a currency other than Dollars, the Dollar equivalent of such amount determined by the Servicer by reference to (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Servicer through customary banking channels, including, without limitation, any spot rate published by the Custodian and (y) for all other purposes, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency at the end of the immediately preceding Business Day.

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“Dollar Lender” means each Person listed on Schedule 1 as a “Dollar Lender” as of the First Amendment Closing Date and any other Person that shall have become a party hereto as a “Dollar Lender” in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
“Dollars” and “$” mean lawful money of the United States of America.
“Due Date” means each date on which any payment is due on a Collateral Loan in accordance with its terms.
“EBITDA” means, with respect to the Obligor of any Collateral Loan for any Relevant Test Period, the meaning of the term “Adjusted EBITDA,” the term “EBITDA” or any comparable definition in the Related Documents for such period and Collateral Loan (or, in the case of a Collateral Loan for which the Related Documents have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Collateral Loan) as determined in the good faith discretion of the Servicer, and, in any case that the term “Adjusted EBITDA,” the term “EBITDA” or such comparable definition is not defined in such Related Documents, an amount, for the principal Obligor thereunder and any of its parents that are obligated as guarantor pursuant to the Related Documents for such Collateral Loan and any of its subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP (and also on a pro forma basis as determined in good faith by the Servicer in case of any acquisitions)) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation and amortization for such period, other non-cash charges and organization costs, extraordinary, one-time and/or non-recurring losses or charges, any other customary add-backs for similarly situated obligors the Servicer deems to be appropriate and any other item the Servicer and the Administrative Agent mutually deem to be appropriate.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, the United Kingdom, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Collateral Loan” means, as of any date of determination, a Collateral Loan that meets each of the following criteria:
(a)    is (i) a First Lien BSL, (ii) a First Lien Middle Market Loan, (iii) a Second Lien BSL, (iv) a First Lien Last Out Loan or (v) a Second Lien MM Loan;

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(b)    for which the related Obligor has a minimum EBITDA of the Dollar Equivalent of $15,000,000 at origination;
(c)    for which the related Obligor has a maximum Paid Senior Net Leverage Ratio at origination of 7.0x;
(d)    was acquired by the Borrower for a price of not less than 80% of its Principal Balance unless otherwise agreed to in writing by the Administrative Agent;
(e)    is denominated in a Permitted Currency and does not permit the currency or country in which such Collateral Loan is payable to be changed except to another Permitted Currency;
(f)    the relevant Obligor’s main place of business and/or incorporation and/or headquarters are in an Eligible Country;
(g)    the Related Documents for such Collateral Loan are governed by the laws of the United States, Canada, the United Kingdom or a member state of the European Union;
(h)    is not a Defaulted Collateral Loan at the time of acquisition by the Borrower;
(i)    is not a credit linked note or a single purpose real estate loan;
(j)    is scheduled to pay interest semi-annually or more frequently, with a minimum cash interest spread (after any withholding taxes levied and any PIK toggle exercised) of at least 3.5%;
(k)    does not constitute Margin Stock and is not by its terms convertible into or exchangeable for an equity security at the option of either the Borrower thereof or the holder, and does not have attached warrants to purchase equity securities;
(l)    is not an obligation pursuant to which any future advances or payments to the Obligor may be required to be made by the Borrower, including Revolving Collateral Loans and Delayed Drawdown Collateral Loans, unless such future funding requirements are covered by either cash reserves or available amounts under the Facility Documents;
(m)    has an original term to maturity of not more than eight (8.0) years;
(n)    has been approved by the Administrative Agent in its sole discretion;
(o)    the Related Documents for such Collateral Loan permit the pledge to the Collateral Agent by the Borrower;
(p)    provides for payments that do not, at the time the obligation is acquired, subject the Borrower to withholding tax or other similar taxes, unless the related Obligor

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“Eligible Currency Advance” means any CDOR Advance, Euro Advance or GBP Advance.
“Eligible Investments” means any ~~Dollar~~Available Currency investment that, at the time it is Delivered, is Cash or one or more of the following obligations or securities:
(a)    direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;
(b)    demand or time deposits in, certificates of deposit of, bank deposit products, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof, Canada or any province thereof, the United Kingdom or, if consented to by the Administrative Agent in its sole discretion, the jurisdiction or any constituent jurisdiction thereof of any Available Currency (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Custodian or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by S&P and “P-1” by Moody’s;
(c)    commercial paper that (i) is payable in ~~Dollars~~an Available Currency and (ii) is rated at least “A-1” by S&P and “P-1” by Moody’s; and
(d)    units of money market funds having a rating of the Highest Required Investment Category from each of S&P and Moody’s (or, if such money market fund is only rated by one of Moody’s or S&P, the Highest Required Investment Category from such rating agency)~~,~~ .
No Eligible Investment shall have an “f,” “r,” “p,” “pi,” “q,” “sf” or “t” subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective Affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Custodian or any of their respective Affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Eligible Investment at the time of acquisition) or acts as offeror of; provided that, notwithstanding the foregoing clauses (a) through (d), unless the Borrower and the Servicer have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an officer’s certificate of the Borrower or the Servicer to the Administrative Agent and the Collateral Agent that the advice specified in this definition has been received by the Borrower and the Servicer), Eligible Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the of a notice of determination that the PBGC intends to seek termination of any Plan or to

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have a trustee appointed for any Plan under Section 4041(c) of ERISA, or (ii) the filing by the Borrower or any member of its ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by the Borrower or any member of its ERISA Group of any material liability (i) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by the Borrower or any member of its ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent, within the meaning of Title IV of ERISA; or (i) the failure of the Borrower or any member of its ERISA Group to make any required contribution to a Multiemployer Plan, in each case that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Code Section 414(b) or (c) or, for purposes of ERISA Section 302 or Code Section 412, (m) or (o) of the Code with the Borrower.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU Retention Requirements” means Article 6 of the Securitisation Regulation (together with any delegated regulations, applicable guidance, regulatory technical standards, or implementing technical standards made thereunder).
“EURIBOR” means, for any Benchmark Determination Period, with respect to any Euro Advance (or portion thereof), the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters Screen that displays an average European Money Markets Institute Settlement Rate (such page currently being EURIBOR01) (or any applicable successor or substitute page providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Benchmark Determination Period for deposits in Euros with a term equivalent to three month; provided that if such rate is not available at any such time for any reason, then “EURIBOR” with respect to any Advance shall be the rate at which Euro deposits of €5,000,000 and for a three-month maturity are offered by the principal London office of any bank (which may be the Administrative Agent) reasonably selected by the Administrative Agent in immediately available funds in the Euro-zone interbank market at approximately 11:00 a.m. (London time) on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further that, in the event that the rate as so determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. EURIBOR shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

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“Euros” or “€” means the lawful currency of the EEA Member Countries that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time.
“Euro Advance” means an Advance denominated in Euros.
“Event of Default” means the occurrence of any of the events, acts or circumstances set forth in Section 6.01.
“Excess Concentration Amount” means, as of any date of determination on which any one or more of the Concentration Limitations are exceeded, an amount (calculated by the Servicer and without duplication) equal to the Dollar Equivalent of the aggregate principal amount by which each such Concentration Limitations is exceeded.
“Excess Interest Proceeds” means, at any time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 9.01(a)(i)(A), (B), (C) and (D), on the next Payment Date, any prepayment date or the Final Maturity Date, as applicable, in each case, as determined by the Borrower in good faith and in a commercially reasonable manner.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.
“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Collateral Loan included as part of the Collateral, which amount is attributable to the payment of any Taxes, fees or other charges imposed by any Governmental Authority on such Collateral Loan or on any underlying asset securing such Collateral Loan and (b) any amount received in the Collection Account (or other applicable account) representing (i) any amount representing a reimbursement of insurance premiums and (ii) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Loans which are held in an escrow account for the benefit of the Obligor and the applicable secured party pursuant to escrow arrangements under a Related Document, to the extent such amount is attributable to a time after the effective date of such replacement or sale, in each case of clauses (a) and (b) to the extent paid on behalf of the Borrower from equity contributions.
“Excluded Principal Distributions” means Permitted Distributions of Principal Proceeds designated as “Excluded Principal Distributions” by mutual agreement of the Servicer and Administrative Agent.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party: (a) Taxes imposed on or measured by a Secured Party’s net income (however denominated), franchise Taxes imposed on a Secured Party, and branch profits Taxes imposed on a Secured Party, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located or, in the case of

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funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that, if at any time a Lender is borrowing overnight funds from a Federal Reserve Bank that day, the Federal Funds Rate for such Lender for such day shall be the average rate per annum at which such overnight borrowings are made on that day as promptly reported by such Lender to the Borrower and the Agents in writing; provided, further, that if the Federal Funds Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Each determination of the Federal Funds Rate by a Lender pursuant to the foregoing proviso shall be conclusive and binding except in the case of manifest error.
“Fee Basis Amount” means, for any Payment Date, an amount equal to the arithmetic mean of (i) the Aggregate Principal Balance of all Eligible Collateral Loans plus (ii) the Principal Proceeds and Eligible Investments made with Principal Proceeds on deposit in the Collection Account, in each case, on the first day and on the last day of the related Interest Accrual Period.
“Final Maturity Date” means the earlier to occur of (i) the Business Day 24 months after the last day of the Reinvestment Period and (ii) the date on which the Final Maturity Date is declared pursuant to Section 6.01.
“Final Order” means an order, judgment, decree or ruling the operation or effect of which has not been stayed, reversed or amended and as to which order, judgment, decree or ruling (or any revision, modification or amendment thereof) the time to appeal or to seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.
“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.
“First Amendment Closing Date” means April 26, 2021.
“First Lien BSL” means a First Lien Loan that is a Broadly Syndicated Loan.
“First Lien First Out Loan” means one or more tranches of First Lien Loans issued by an Obligor under the same Related Documents as a First Lien Last Out Loan that at any time prior to and/or after an event of default under the Related Documents, will be paid in full in accordance with a specified waterfall or other priority of payments as specified in the Related Documents, an agreement among lenders or other applicable agreement before such First Lien Last Out Loan is paid.
“First Lien Last Out Category A Loan” means a First Lien Last Out Loan where the aggregate principal amount of all tranches of First Lien First Out Loans issued by the related Obligor is less than or equal to 25% of the aggregate principal amount of all first lien debt of such Obligor.

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(c)    the Servicer determines in good faith that the value of the collateral securing such Collateral Loan at the time of purchase together with other attributes of the Obligor (including its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) on or about the time of acquisition is adequate to repay the outstanding principal balance of the Collateral Loan plus the aggregate outstanding balances of all other Collateral Loans of equal or higher seniority secured by a first priority Lien over the same collateral; and
(d)    for which the Obligor of such loan and its Affiliates has been designated on the date such Collateral Loan was acquired by the Borrower as a “First Lien Loan” by the Administrative Agent.
“First Lien Middle Market Loan” means a First Lien Loan that is not a Broadly Syndicated Loan.
“Foreign Currency Advance Amount” means, on any Measurement Date, the sum of (a) the Dollar Equivalent of the aggregate principal amount of all Euro Advances outstanding on such date, plus (b) the Dollar Equivalent of the aggregate principal amount of all GBP Advances outstanding on such date, plus (c) the Dollar Equivalent of the aggregate principal amount of all CDOR Advances outstanding on such date, in each case after giving effect to all repayments of Advances and the making of new Advances on such date.
“Foreign Lender” means a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“FRB” has the meaning specified in the definition of Deliver.
“Fundamental Amendment” means, with respect to each Lender, any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of the Individual Lender Maximum Funding Amounts or change the Final Maturity Date (other than an increase of the Individual Lender Maximum Funding Amount of a particular Lender or the addition of a new Lender agreed to by the relevant Lender), (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which Interest is payable thereon or any fee is payable hereunder (other than in connection with the appointment of a ~~Benchmark Replacement~~benchmark replacement or a pricing grid), (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 9.01 or Section 13.01(b), (g) modify the definition of the terms “Majority Lenders,” “Required Lenders,” “Maximum Available Amount,” “Advance Rate,” “Borrowing Base,” “Minimum OC Coverage Test,” “Interest Coverage Ratio Test,” “Collateral Loan,” “Eligible Collateral Loan,” “Eligible Country,” “Minimum Equity Amount,” “Collateral Quality Test,” “Tranche A Borrowing Base,” “Tranche B Borrowing Base,” “Tranche A Minimum OC Coverage Test,” “Tranche B Minimum OC Coverage Test,” “Tranche A Collateral Loan,” “Tranche B Collateral Loan,” “Tranche B First Lien Loans,” or any Collateral Quality Test set forth therein or component thereof defined therein, (h) modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder

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or to modify any provision hereof or (i) extend the Reinvestment Period, in each case to the extent such amendment, modification, waiver or supplement relates to such Lender.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States.
“GBP Advance” means an Advance denominated in Pounds Sterling.
“GICS Industry Classification” means the industry classifications set forth in Schedule 4 hereto, as such industry classifications shall be updated at the option of the Servicer if MSCI Inc. publishes revised industry classifications. The determination of which GICS Industry Classification to which an Obligor belongs shall be made in good faith by the Servicer.
“Government Security” has the meaning specified in the definition of “Deliver”.
“Governmental Authority” means, with respect to any Person, any nation or government, any supranational, state or other political or subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator, in each case, having jurisdiction or authority over such Person.
“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.
“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Governmental Authorities.
“Highest Required Investment Category” means (a) with respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one month instruments, “Aa2” and “P-1” for three month instruments, “Aa3” and “P-1” for six month instruments and “Aa2” and “P-1” for instruments with a term in excess of six months and (b) with respect to rating assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments.
“Increase Effective Date” has the meaning assigned to such term in Section 2.19(c).
“Indebtedness” means, with respect to any Person, as of any day, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all Capital Lease Obligations of such Person as lessee; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person, but limited to the lower of (x) the fair market value of such asset as determined by such Person in good faith and (y) the amount of Indebtedness secured by such Lien; and (vii) all Indebtedness of others guaranteed by

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D    =    ~~360~~(x) with respect to Dollar Advances and Euro Advances, 360 days and (y), with respect to CDOR Advances and GBP Advances, 365 days.
“Interest Accrual Period” means (a) with respect to the first Payment Date, the period from and including the Closing Date to and ending on (but excluding) the last Business Day of the calendar month preceding the month in which such Payment Date occurs and (b) with respect to any subsequent Payment Date, the period beginning on (and including) the day immediately following the last day of the prior Interest Accrual Period and ending on (but excluding) the last Business Day of the calendar month preceding  the month in which such Payment Date occurs; provided that the final Interest Accrual Period hereunder ends on and includes the day prior to the payment in full of the Advances hereunder.
“Interest Collection Subaccount” has the meaning assigned to such term in Section 8.02(a).
“Interest Coverage Ratio” means, on any Determination Date, the percentage equal to:
(a)    (i) an amount equal to the Collateral Interest Amount at such time minus (ii) the amount payable on the Payment Date immediately following such date of determination pursuant to Sections 9.01(a)(i)(A), (B) and (D); divided by
(b)    the amount payable on the Payment Date immediately following such date of determination pursuant to Section 9.01(a)(i)(C).
“Interest Coverage Ratio Test” means a test that is satisfied at any time if the Interest Coverage Ratio is greater than or equal to 150%; provided that the Interest Coverage Ratio Test shall be deemed to be satisfied on any date prior to the initial Advance hereunder.
“Interest Proceeds” means, with respect to any Collection Period or the related Determination Date, without duplication, the sum of:
(a)    all payments of interest and other income received in cash by the Borrower during such Collection Period on the Collateral Loans (including interest purchased with Principal Proceeds, interest and other income received in cash on Ineligible Collateral Loans and the accrued interest received in cash in connection with a sale of any such Collateral Loan during such Collection Period);
(b)    all principal and interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with Interest Proceeds and all interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with amounts credited to the Revolving Reserve Account;
(c)    all amendment and waiver fees, late payment fees (including compensation for delayed settlement or trades), and all protection fees and other fees and commissions received by the Borrower during such Collection Period unless the Servicer

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has determined in its sole discretion that such payments are to be treated as Principal Proceeds; ~~and~~
(d)    commitment fees, facility fees, anniversary fees, ticking fees and other similar fees received by the Borrower during such Collection Period unless the Servicer has determined in its sole discretion that such payments are to be treated as Principal Proceeds; and
(e)    cash contributed to the Borrower that the Borrower specifies in the Contribution Notice shall constitute Interest Proceeds and is deposited into a Collection Account in accordance with Section 8.02 as designated by the Borrower;
provided that:
(1)    as to any Defaulted Collateral Loan (and only so long as it remains a Defaulted Collateral Loan), any amounts received in respect thereof will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect thereof since it became a Defaulted Collateral Loan equals the Principal Balance of such Defaulted Collateral Loan at the time as of which it became a Defaulted Collateral Loan and all amounts received in excess thereof will constitute Interest Proceeds; and
(2)    any amounts received in respect of any Equity Security that was received in exchange for a Defaulted Collateral Loan will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Equity Security equals the outstanding Principal Balance of the related Collateral Loan, at the time it became a Defaulted Collateral Loan, for which such Equity Security was received in exchange.
“Interest Rate” means, for any Tranche of Advances as of any date of determination, an interest rate per annum equal to the Benchmark (or, if at any time the Benchmark cannot be determined, the Base Rate) plus the Applicable Margin.
“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.
“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, treaty, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.
“Lender” means each ~~Person listed on Schedule 1 and any other Person that shall have become a party hereto in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.~~Dollar Lender and each Multicurrency Lender, as applicable.

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“Lender Fee Letter” means that certain fee letter, dated as of March 15, 2021, by and among the Lenders, the Borrower and the Servicer and any other fee letter between a Lender, the Borrower and the Servicer that identifies itself as a Lender Fee Letter hereunder.
“Liabilities” means all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable and documented out-of-pocket outside attorneys’ fees and expenses) and disbursements of any kind or nature whatsoever.
“LIBOR” means, for any Benchmark Determination Period with respect to any Dollar Advance (or portion thereof), the ICE Benchmark Administration Limited London interbank offered rate per annum for deposits in ~~the relevant currency~~Dollars for a period equal to the Benchmark Determination Period as displayed in the Bloomberg Financial Markets System (or such other page on that service or such other service designated by the ICE Benchmark Limited for the display of such administration’s London interbank offered rate for deposits in ~~the relevant currency~~Dollars) as of 11:00 a.m., London time on the day that is two Business Days prior to the first day of the Benchmark Determination Period (the “Screen Rate”); provided that LIBOR for the first Benchmark Determination Period will be determined by interpolating linearly between the Screen Rate displayed for the next shorter period of time than such Benchmark Determination Period and the Screen Rate displayed for the next longer period of time than such Benchmark Determination Period; provided further that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Benchmark Determination Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in ~~the relevant currency~~Dollars are offered to the Administrative Agent two (2) Business Days preceding the first day of such Benchmark Determination Period by four leading banks (selected by the Administrative Agent after consultation with the Borrower) in the London or other offshore interbank market for ~~the relevant currency~~Dollars as of 11:00 a.m. London time for delivery on the first day of such Benchmark Determination Period, for the number of days comprised therein and in an amount comparable to the amount of the Administrative Agent’s portion of the relevant Advance; provided, if ~~such rate~~LIBOR is less than zero, ~~such rate~~LIBOR shall be deemed to be zero for purposes of this Agreement.
“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other) of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction). Notwithstanding the foregoing, “Lien” shall not include (i) customary restrictions on assignments or transfers thereof on customary and market-based terms pursuant to the Related Documents relating to any Collateral Loan or (ii) in the case of any Equity Securities, customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer.
“Listed Collateral Loan” means, at any time, a Collateral Loan for which three or more bids are quoted and available from Loan Pricing Corporation, Mark-it Partners (formerly known as Loan X), Interactive Data Corporation or another nationally recognized broker-dealer or nationally recognized quotation service requested by the Servicer and approved from time to

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provided that if a Revaluation Event has occurred (other than a Revaluation Event pursuant to clause (b) of the definition thereof), the Loan Value of such Collateral Loan shall remain the Loan Value determined pursuant to clause (a) hereof until, subject to the dispute and valuation process noted in the paragraph below, five (5) Business Days after the Administrative Agent gives written notice to the Borrower of such new valuation pursuant to this clause (b)(ii) (such notice, the “Revaluation Not Listed Collateral Loan Notice”); and
(c)    if a Revaluation Event has occurred with respect to such Collateral Loan and such Collateral Loan is a Defaulted Collateral Loan, the fair market value of such Collateral Loan as determined by the Administrative Agent in its sole discretion; provided that if a Revaluation Event has occurred (other than a Revaluation Event pursuant to clause (b) of the definition thereof), the Loan Value of such Collateral Loan shall remain the Loan Value determined pursuant to clause (a) hereof until, subject to the dispute and valuation process noted in the paragraph below, five (5) Business Days after the Administrative Agent gives written notice to the Borrower of such new valuation pursuant to this clause (c) (such notice, the “Revaluation Defaulted Collateral Loan Notice”).
If the Borrower disagrees with the Loan Value assigned by the Administrative Agent to a Collateral Loan pursuant to clauses (b)(ii) or (c) above (an “Agent Valuation”), then the Borrower may at its own expense and within sixty (60) days from the date on which the Administrative Agent assigned the Agent Valuation (the “Dispute Period”) obtain an Appraisal (the “New Valuation”) from an Approved Appraisal Firm or a valuation firm selected by the Borrower with the consent of the Administrative Agent (such process, a “Valuation Agent Dispute” and such Collateral Loan, a “Disputed Collateral Loan”). If a New Valuation is obtained during the Dispute Period, then the New Valuation shall be treated as the amended Loan Value, otherwise the Agent Valuation shall be treated as the amended Loan Value. During the Dispute Period, the Loan Value shall be the Agent Valuation. The Administrative Agent may, in its sole discretion, further amend the Loan Value in respect of such Disputed Collateral Loan in the event the Administrative Agent or the Servicer obtains knowledge of additional adverse information relating to such Disputed Collateral Loan or the related Obligor which could reasonably be expected to have material and adverse effect on the creditworthiness of such Obligor with respect to such Disputed Collateral Loan. With respect to any Disputed Collateral Loan, following resolution of such dispute pursuant to this definition, the Loan Value for such Disputed Collateral Loan shall be deemed to have been determined at the time of the Agent Valuation and no Default pursuant to Section 6.01(l) shall have been deemed to have occurred as a result of such Disputed Collateral Loan during the Dispute Period.
“Lookback Period” means five RFR Banking Days.
“Majority Lenders” means, as of any date of determination, (x) the Administrative Agent and (y) Lenders collectively having aggregate Percentages greater than 50%; provided, however, that if any Lender shall be a Defaulting Lender at such time, then Advances owing to such Defaulting Lender and such Defaulting Lender’s unfunded Individual Lender Maximum Funding Amounts shall be excluded from the determination of Majority Lenders.

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“Maple Credit Agreement” means that certain Credit Agreement, dated as of November 3, 2020, by and among BNP Paribas, as a lender, the other lenders party thereto, Maple Park CLO, Ltd., as borrower, BNP Paribas, as administrative agent, GSO / Blackstone Debt Funds Management LLC, as collateral manager, and the subordinated noteholders party thereto, as amended~~.~~
“Maple Indenture” means that certain Indenture, dated as of November 3, 2020 between Maple Park CLO, Ltd., as issuer, and Wells Fargo Bank, National Association, as trustee.
“Maple Merger” means a transaction wherein the Borrower acquires all assets and liabilities of Maple Park CLO, Ltd. by way of merger, repays the loans outstanding under the Maple Credit Agreement, redeems the subordinated notes outstanding under the Maple Indenture, discharges the Maple Indenture and merges with Maple Park CLO, Ltd., with the Borrower being the surviving entity.
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or operations of the Borrower or the Servicer either individually or taken as a whole, (b) the validity or enforceability of this Agreement or any other Facility Document or the validity, enforceability or collectability of the Collateral Loans or the Related Documents generally or any material portion of the Collateral Loans or the Related Documents, (c) the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties with respect to matters arising under this Agreement or any other Facility Document, (d) the ability of each of the Borrower or the Servicer to perform its obligations under any Facility Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral; provided that, for the avoidance of doubt, “Material Adverse Effect” does not include the occurrence of a Revaluation Event, Material Modification or change in Loan Value in relation to any one or more Eligible Collateral Loans.
“Material Modification” means, with respect to any Collateral Loan, any amendment, waiver, consent or modification of, or supplement to or inaction with, a Related Document with respect thereto (it being understood that a release document or similar instrument executed or delivered in connection with a disposition that is otherwise permitted under the applicable Related Documents shall not constitute an amendment or modification to such Related Document) executed or effected after the date on which such Collateral Loan is acquired by the Borrower, that:
(a)    reduces, defers or forgives any principal amount of such Collateral Loan;
(b)    reduces or forgives one or more interest payments which reduces the spread or coupon by more than 50 basis points or permits any interest due with respect to such Collateral Loan in cash to be deferred or capitalized and added to the principal amount of such Collateral Loan (other than (x) any deferral or capitalization already expressly permitted by the terms of its Related Documents or pursuant to the application

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Approval Request or Approved List, the Lenders shall have committed to fund the related Advances (up to the amount(s) specified in the related Approval Request or Approved List) provided that the related conditions precedent set forth in Article III are satisfied.
“Maximum Portfolio Amount” means, on any date of determination, the sum of (i) the Maximum Facility Amount and (ii) the aggregate amount of all contributions by the Equityholder to the Borrower (other than contributions made to cure a Default or an Event of Default) less any principal distributions to the Equityholder other than Excluded Principal Distributions.
“Measurement Date” means (a) the Closing Date, (b) each Borrowing Date, (c) each Payment Date Report Determination Date and (d) each other date reasonably requested by the Administrative Agent.
“Mezzanine Obligations” means unsecured obligations that are contractually subordinated in right of payment to other debt of the same issuer.
“Minimum Equity Amount” means, at any time, the product of (a) 10% and (b) the Maximum Facility Amount.
“Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the OC Ratio as of such date is equal to or greater than 100%.
“Money” has the meaning specified in Section 1-201(24) of the UCC.
“Moody’s” means Moody’s Investors Service, Inc., together with its successors.
“Moody’s Rating” has the meaning specified in Schedule 10 hereto.
“Multicurrency Lender” means each Person listed on Schedule 1 as a “Multicurrency Lender” as of the First Amendment Closing Date and any other Person that shall have become a party hereto as a “Multicurrency Lender” in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001 (a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.
“Non-Dollar Sublimit” means the lesser of (x) 20% of the Maximum Facility Amount and (y) the sum of the Individual Lender Maximum Funding Amounts of the Multicurrency Lenders. The Non-Dollar Sublimit is part of, and not in addition to, the Maximum Facility Amount.
“Note” means each promissory note, if any, issued by the Borrower to a Lender in accordance with the provisions of Section 2.04, substantially in the form of Exhibit A.

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“Notice of Borrowing” has the meaning assigned to such term in Section 2.03(a).
“Notice of Prepayment” has the meaning assigned to such term in Section 2.06(a).
“Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement, the Notes or any other Facility Document, including all amounts payable by the Borrower in respect of the Advances, with interest thereon, and all other amounts payable hereunder or thereunder by the Borrower.
“Obligor” means, in respect of any Collateral Loan, each Person obligated to pay Collections in respect of such Collateral Loan, including any applicable guarantors; provided that for purposes of determining the domicile of an Obligor for purposes of the definitions of Concentration Limitations and Eligible Collateral Loan, the term “Obligor” shall only include the Person in respect of which the Collateral Loan was principally underwritten.
“OC Ratio” means, as of any Business Day,
(a)    the Borrowing Base; divided by
(b)    the sum of (x) the Dollar Equivalent of the outstanding principal balance of the Advances and (y) the Dollar Equivalent of the aggregate purchase price of all potential Collateral Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.
“OC Ratio Breach” means, on any Business Day, a failure of the Minimum OC Coverage Test.
“OC Ratio Posting Payment” has the meaning assigned to such term in Section 6.02.
“OECD” means the Organisation for Economic Co-Operation and Development.
“OFAC” means the U.S. Office of Foreign Assets Control.
“Other Connection Taxes” means, in the case of any Secured Party, any Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, the Notes or any other Facility Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Facility Document, except any such

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an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor.
“Permitted Assignee” means (a) a Lender or any of its Affiliates or (b) any Person managed by a Lender or any of its Affiliates; provided that no Disqualified Lender may be a Permitted Assignee unless an Event of Default has occurred and is continuing.
“Permitted Currencies” means Pounds Sterling, Euro, Dollars, Canadian Dollars and any other currency consented to by the Administrative Agent; provided that any currency other than Dollars is subject to the establishment by the Borrower at the Securities Intermediary of an account into which the Collateral Agent may deposit Collateral that is denominated in such other currency and that is subject to the Lien of the Collateral Agent; provided further that neither the Collateral Agent nor the Securities Intermediary shall be obligated to establish such account or accept or hold any foreign currency security or other asset to the extent it reasonably determines that holding such currency, security or asset would violate any law, rule, regulation or internal policy applicable to the Collateral Agent or Securities Intermediary.
“Permitted Distribution” means, on any Business Day, distributions of (a) Interest Proceeds so long as immediately after giving effect to such Permitted Distribution, sufficient Interest Proceeds remain to pay all amounts payable on the immediately following Payment Date pursuant to Section 9.01(a)(i) as determined by the Servicer in good faith and/or (b) prior to the last day of the Reinvestment Period, Principal Proceeds; provided that amounts may be distributed pursuant to this definition so long as (i) no Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution) and (ii) in the case of a distribution described in clause (b) above, the OC Ratio would be at least 107.5% immediately after giving effect to such Permitted Distribution. Notwithstanding the foregoing, nothing in this definition shall limit the right or ability of the Borrower to make a Permitted RIC Distribution.~~.~~
“Permitted Liens” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person; (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith; (c) Liens granted pursuant to or by the Facility Documents, (d) judgement Liens not constituting an Event of Default hereunder, (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements, (f) with respect to collateral underlying any Collateral Loan, the Lien in favor of the Borrower herein and Liens permitted under the underlying documents related to such Collateral Loan, (g) as to any agented Collateral Loan, Liens in favor of any agent on behalf of all the lenders to the related obligor, (h) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold

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(e)    the occurrence of a Material Modification with respect to such Collateral Loan that was not approved by the Administrative Agent (in its sole discretion); or
(f)    the related Obligor fails to deliver to the Borrower or the Servicer any financial reporting information as required by the Related Documents of such Collateral Loan (giving effect to any applicable grace period thereunder) to the extent such information is reasonably requested of the Servicer by the Administrative Agent.
“Revaluation Not Listed Collateral Loan Notice” has the meaning assigned to such term in the definition of “Loan Value”.
“Revolving Collateral Loan” means any Collateral Loan (other than a Delayed Drawdown Collateral Loan) that is a loan (including revolving loans, funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments to make loans under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the related Obligor by the Borrower and which provides that such borrowed money may be repaid and re-borrowed from time to time; provided that any such Collateral Loan will be a Revolving Collateral Loan only until all commitments to make revolving advances to the Obligor expire or are terminated or irrevocably reduced to zero.
“Revolving Exposure” means, at any time, the sum of the Dollar Equivalent of the aggregate Unfunded Amount of each Collateral Loan (including each Ineligible Collateral Loan and each Defaulted Collateral Loan) at such time.
“Revolving Reserve Account” has the meaning assigned to such term in Section 8.04.
“RFR Banking Day” means a day (other than a Saturday or Sunday) in which banks are open for general business in London.
“RIC Distribution Notice” means a written notice setting forth the calculation of the Borrower’s net taxable income (determined as if the Borrower were a domestic corporation for U.S. federal income tax purposes) and of any Permitted RIC Distribution and certifying that the Equityholder remains a “regulated investment company” under Subchapter M of the Code.
“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services, LLC business.
“S&P Rating” has the meaning specified in Schedule 11 hereto.
“Sale Settlement Condition” means, with respect to any binding commitment of the Borrower to sell a Collateral Loan, a condition that is beyond the control of the Borrower and/or the Servicer, as certified in writing by the Servicer to the Administrative Agent, which has resulted in the settlement of such sale not occurring within 30 days of the date of the Borrower entering into such binding commitment to sell.

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“Sale Settlement Pending Collateral” means, on any date of determination, Collateral Loans that the Borrower, within the immediately preceding 30 days (or if a Sale Settlement Condition applies, within the immediately preceding 60 days (or any longer period to which the Administrative Agent may agree)), has entered into a binding commitment to sell that has not settled.
“Sanctioned Country” has the meaning given to such term in Section 4.01(r).
“Sanctioned Person” has the meaning given to such term in Section 4.01(r).
“Sanctions” means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, the French Republic, Her Majesty’s Treasury and/or any other relevant sanctions authority.
“Scheduled Distribution” means, with respect to any Collateral Loan, for each Due Date, the scheduled payment of principal and/or interest and/or fees due on such Due Date with respect to such Collateral Loan.
“Scheduled Unavailability Date” has the meaning given to such term in Section 2.18(a)(ii).
“Screen Rate” has the meaning assigned to it in the definition of “LIBOR~~.~~”.
“Second Lien BSL” means any Second Lien Loan that is a Broadly Syndicated Loan.
“Second Lien Loan” means any Collateral Loan (for purposes of this definition, a “loan”) that meets the following criteria:
(a)    is secured by a pledge of collateral which security interest is validly perfected and second priority (subject to customary exceptions for permitted liens, including but not limited to tax liens, and liens accorded priority by law in favor of any Governmental Authority) under Applicable Law (other than a Collateral Loan that is second priority to a Permitted Working Capital Lien); and
(b)    the Servicer determines in good faith that the value of the collateral securing such Collateral Loan at the time of purchase together with other attributes of the obligor (including its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) on or about the time of acquisition is adequate to repay the outstanding principal balance of the Collateral Loan plus the aggregate outstanding balances of all other Collateral Loans of equal or higher seniority secured by a Lien over the same collateral.
“Second Lien MM Loan” means any Second Lien Loan that is not a Broadly Syndicated Loan; provided that the Obligors of such Second Lien MM Loan shall have an EBITDA on a consolidated basis of greater than or equal to the Dollar Equivalent of $35,000,000 (as of the date such Collateral Loan is acquired).

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“Secured Parties” means the Administrative Agent, the Collateral Agent, the Custodian, each Lender, the Servicer (to the extent the Servicer has not been removed), Wells Fargo, in its capacity as Securities Intermediary under the Account Control Agreement.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as from time to time in effect.
“Securities Intermediary” shall mean Wells Fargo in its capacity as Securities Intermediary under the Account Control Agreement and any successor Securities Intermediary appointed by the Borrower, the Servicer and the Administrative Agent.
“Securitisation Regulation” means Regulation (EU) 2017/2402.
“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.
“Senior Net Leverage Ratio” means, with respect to any Collateral Loan for any Relevant Test Period, the meaning of “Senior Net Leverage Ratio” or any comparable term defined in the Related Documents for such Collateral Loan, and in any case that “Senior Net Leverage Ratio” or such comparable term is not defined in such Related Documents, the ratio of (a) total indebtedness for borrowed money (other than indebtedness of such Obligor that is junior in terms of lien subordination to indebtedness of such Obligor held by the Borrower) minus Unrestricted Cash and cash equivalents to (b) EBITDA as calculated by the Servicer in accordance with the Servicing Standard.
“Senior Servicer Fee” means the fee to the Servicer for services rendered and performed of its obligations under this Agreement, in arrears on each Payment Date (subject to availability of funds and the Priority of Payments), in an amount equal to 0.30% per annum of the Fee Basis Amount; measured as of the Determination Date immediately preceding such Payment Date (calculated on the basis of a 360-day year and the actual number of days elapsed).
“Servicer” means Blackstone Private Credit Fund, in its capacity as servicer hereunder and any successor thereto in accordance herewith.
“Servicer Event of Default” means any one of the following events:
(a)    except as set forth in another clause of this definition, the Servicer breaches in any material respect any covenant or agreement applicable to it under this Agreement or any other Facility Document to which it is a party (it being understood that failure to meet any Coverage Test or Concentration Limitation is not a breach under this subclause (a)), and, if capable of being cured, is not cured within 30 days of the earlier of (i) a Responsible Officer of the Servicer acquiring actual knowledge of such breach or (ii) its receiving written notice from either Agent of such breach;

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delivered by it, or to make any distributions therefrom required by it, in each case on or before the date occurring three (3) Business Days after the date such deposit or distribution is required to be made by the Servicer; or
(k)    a Change of Control occurs.
“Servicer Expense Cap” means, for any Payment Date, an amount not to exceed $75,000 during any twelve (12) month period.
“Servicer Expenses” means the out-of-pocket expenses incurred by the Servicer in connection with the Facility Documents.
“Servicer Fee” means the Senior Servicer Fee and the Subordinated Servicer Fee, collectively.
“Servicing Standard” has the meaning assigned to such term in Section 11.02(d).
“Solvent” means, as to any Person, such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the Debtor and Creditor Law of the State of New York.
“SONIA” means, with respect to any Business Day, the sterling overnight index average published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the sterling overnight index average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source of the sterling overnight index average identified as such by the SONIA Administrator from time to time.
“SONIA Reporting Day” means the day which is the Lookback Period prior to the last day of the Interest Accrual Period or, if that day is not a Business Day, the immediately following Business Day.
“SONIA Reporting Time” means (a) with respect to a event described in Section 2.12(b)(i), close of business in London on the SONIA Reporting Day for the relevant GBP Advance, and (b) with respect to a Lender providing its Funding Rate to the Administrative Agent, close of business on the date falling two Business Days after the SONIA Reporting Day for the relevant GBP Advance (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Accrual Period for that GBP Advance).
“Specified Eligible Investment” means an Eligible Investment meeting the requirements of Section 8.06(a) and that is available to the Collateral Agent, specified by the Servicer to the Collateral Agent (with a copy to the Administrative Agent) on or prior to the initial Borrowing Date; provided that, so long as no Event of Default shall have occurred and

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comparable term is not defined in such Related Documents, the ratio of (a) total indebtedness for borrowed money secured by a lien at such time minus Unrestricted Cash and cash equivalents to (b) EBITDA as calculated by the Servicer in accordance with the Servicing Standard.
“Trade Date” has the meaning assigned to such term in Section 1.04(l).
“Tranche A” means, at any time, all Tranche A Collateral Loans at such time.
“Tranche A Advance” means each Advance allocated to Tranche A pursuant to, and in accordance with, this Agreement.
“Tranche A Borrowing Base” means, at any time, an amount, equal to the sum of (i) the amounts in the Principal Collection Subaccount, (ii) the product of (x) the Weighted Average Tranche A Advance Rate (excluding the portion of the Sale Settlement Pending Collateral allocable to Tranche A Collateral Loans from the calculation of the Weighted Average Tranche A Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Tranche A Net Collateral Balance (excluding the portion of the Sale Settlement Pending Collateral allocable to the Tranche A Collateral Loans from the calculation of the Aggregate Tranche A Net Collateral Balance) as of such date and (iii) the Dollar Equivalent of the aggregate sale price ~~(expressed in Dollars)~~ of the portion of the Sale Settlement Pending Collateral allocable to Tranche A Collateral Loans.
“Tranche A Collateral Loans” means, at any time, all First Lien BSLs that are (a) Eligible Collateral Loans and (b) (i) part of a tranche size of at least the Dollar Equivalent of $500,000,000 and (ii) rated (or is issued by an Obligor rated) by both Moody’s and S&P.
“Tranche A Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the Tranche A OC Ratio as of such date is equal to or greater than 100%.
“Tranche A OC Ratio” means, as of any Business Day,
(a)    the Tranche A Borrowing Base; divided by
(b)    the sum of (x) the aggregate outstanding principal balance of the Tranche A Advances and (y) the Dollar Equivalent of the aggregate purchase price of all potential Tranche A Collateral Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.
“Tranche B” means, at any time, all Tranche B Collateral Loans at such time.
“Tranche B Advance” means each Advance allocated to Tranche B pursuant to, and in accordance with, this Agreement.
“Tranche B Borrowing Base” means, at any time, an amount equal to the sum of (i) the amounts in the Principal Collection Subaccount, (ii) the product of (x) the Weighted Average Tranche B Advance Rate (excluding the portion of the Sale Settlement Pending Collateral allocable to Tranche B Collateral Loans from the calculation of the Weighted Average Tranche B Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such

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date and (z) the Aggregate Tranche B Net Collateral Balance (excluding the portion of the Sale Settlement Pending Collateral allocable to Tranche B Collateral Loans from the calculation of the Aggregate Tranche B Net Collateral Balance) as of such date and (iii) the Dollar Equivalent of the aggregate sale price ~~(expressed in Dollars)~~ of the portion of the Sale Settlement Pending Collateral allocable to Tranche B Collateral Loans.
“Tranche B Collateral Loans” means, at any time, all Collateral Loans that are Eligible Collateral Loans and that are not Tranche A Collateral Loans.
“Tranche B First Lien Loans” means all Collateral Loans that are First Lien Loans and that are not Tranche A Collateral Loans.
“Tranche B Minimum OC Coverage Test” means, as of any date, a test that shall be satisfied if the Tranche B OC Ratio as of such date is equal to or greater than 100%.
“Tranche B OC Ratio” means, as of any Business Day,
(a)    the sum of (1) the Tranche A Borrowing Base and (2) the Tranche B Borrowing Base; divided by
(b)    the sum of (1) the aggregate outstanding principal balance of the Tranche A Advances, (2) the Dollar Equivalent of the aggregate purchase price of all potential Tranche A Collateral Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled, (3) the aggregate outstanding principal balance of the Tranche B Advances and (4) the Dollar Equivalent of the aggregate purchase price of all potential Tranche B Collateral Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.
“Tranche Minimum OC Coverage Test” means the Tranche A Minimum OC Coverage Test or the Tranche B Minimum OC Coverage Test, as applicable.
“Tranches” means each of the Tranche A Advances and the Tranche B Advances.
“UCC” means the New York Uniform Commercial Code; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Collateral Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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effect to (x) all purchases or sales to be entered into on such trade date and (y) all Advances requested to be made on such trade date plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Loans.
(i)    Unless otherwise expressly provided for herein, all monetary calculations (other than for Dollars) under this Agreement shall be the Dollar Equivalent of such amount, as applicable~~; provided that, for the avoidance of doubt, all Advances hereunder shall be in Dollars and not a Dollar Equivalent.~~. Notwithstanding anything to the contrary herein, no Default shall be deemed to have occurred and no monetary thresholds shall be deemed not complied with solely as a result of changes in the applicable exchange rate.
(j)    References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Collateral Loan include references to the Borrower’s acquisition of such Collateral Loan by way of a sale and/or contribution from the Equityholder and the Borrower’s making or origination of such Collateral Loan. Portions of the same Collateral Loan acquired by the Borrower on different dates (whether through purchase, receipt by contribution or the making or origination thereof, but excluding subsequent draws under Revolving Collateral Loans or Delayed Drawdown Collateral Loans) will, for purposes of determining the purchase price of such Collateral Loan, be treated as separate purchases on separate dates (and not a weighted average purchase price for any particular Collateral Loan).
(k)    For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.01%.
(l)    For purposes of calculating compliance with any test under this Agreement in connection with the acquisition or disposition of a Collateral Loan or Eligible Investment, the trade date (the “Trade Date”) (and not the settlement date) with respect to any such Collateral Loan or Eligible Investment under consideration for acquisition or disposition shall be used to determine whether such acquisition or disposition is permitted hereunder.
ARTICLE II

ADVANCES
Section 2.01    Revolving Credit Facility. On the terms and subject to the conditions hereinafter set forth, including Article III, each Lender severally agrees to make available to the Borrower an uncommitted revolving credit facility providing for Advances under each Tranche from time to time in ~~Dollars~~Available Currencies on any Business Day during the Reinvestment Period (or immediately thereafter pursuant to Section 8.04), pro rata based on each Lender’s unused Individual Lender Maximum Funding Amount as of such date, in each case in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender’s Individual Lender Maximum Funding Amount and, as to all Lenders, in an aggregate principal amount at any one time outstanding up to but not exceeding the Dollar Equivalent of the Maximum Available Amount as then in effect; provided that, after making any such Advance, (i) each Tranche’s Tranche Minimum OC Coverage Test shall be satisfied~~.~~  and (ii) in the case of an Advance denominated in an Available Currency other than Dollars, the Foreign Currency Advance Amount would not exceed the Non-Dollar Sublimit on such day. The Eligible

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Currency Advances shall be made solely by the Multicurrency Lenders and the Dollar Advances shall be made solely by the Dollar Lenders or the Multicurrency Lenders, as applicable, in each case in accordance with Section 2.03(c).
Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Advances under this Section 2.01 and prepay Advances under Section 2.06. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge that this is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or any Lender to provide any Advance except that, in the case of Collateral Loans approved by means of an Approval Request or Approved List, the Lenders shall have committed to fund the related Advances (up to the amount(s) specified in the related Approval Request or Approved List) provided that the related conditions precedent set forth in Article III are satisfied or waived.
Section 2.02    Requests for Collateral Loan Approval. (a)  On or prior to the Closing Date, the Servicer, on behalf of the Borrower, shall provide to the Administrative Agent (with a copy to the Borrower) a list of Collateral Loans (the “Asset List”) that the Borrower is requesting be included in the Approved List (as defined below) and which, subject to such inclusion, may be purchased with, if applicable, funds held in the Principal Collection Subaccount, the proceeds of Advances or Principal Proceeds pursuant to Section 10.02. The Borrower (or the Servicer on its behalf) and the Administrative Agent shall adhere to the following procedures in requesting and approving Collateral Loans for purchase:
(i)    For each Collateral Loan on the Asset List sent to the Administrative Agent pursuant to clause (ii) or (iv) below or for any single Approval Request pursuant to clause (vii) below, the Borrower (or the Servicer on its behalf) may provide a notice by electronic mail that contains the information listed in Exhibit I with respect to each Collateral Loan (which information shall include the amount of the Advance to be requested in order to settle the related purchase) (together with any attachments required in connection therewith and copies of any Related Documents related to such Collateral Loan on the Approved List, in each case, an “Approval Request”).
(ii)    The initial Asset List which the Administrative Agent has approved for purchase by the Borrower is attached hereto as Schedule 9 (such list, the “Approved List”), which Approved List may be updated from time to time after the Closing Date by the Borrower with the consent of the Administrative Agent.
(iii)    Subject to paragraphs (iv), (v) and (ix) of this Section 2.02(a), from the time the Administrative Agent has provided the Approved List, the Borrower (or the Servicer on its behalf) shall have the ability to purchase or commit to purchase and purchase any Collateral Loan on the Approved List without further approval by the Administrative Agent only if the Borrower purchases or commits to purchase such Collateral Loan within ten (10) Business Days of approval by the Administrative Agent. On the date occurring ten (10) Business Days after the date of approval by the Administrative Agent, any approved Collateral Loan, if not purchased or committed to be purchased by the Borrower, will be deemed to be removed from the Approved List.

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writing (including via electronic mail) whether it has approved or rejected such Approval Request by 12:00 p.m. New York City time on or prior to the second Business Day thereafter (it being understood, for the avoidance of doubt, that any Approval Request received by the Administrative Agent after 12:00 p.m. New York City time on any Business Day shall be deemed to have been received on the following Business Day); provided that, if the Administrative Agent does not notify the Servicer and Borrower by such time, such Approval Request shall be deemed to be rejected; provided further that, subject to paragraphs (iv), (v) and (viii) of this Section 2.02(a), the Borrower shall have the ability to commit to purchase any Collateral Loan approved and added to the Approved List pursuant to this paragraph (vii) without further approval by the Administrative Agent only if the Borrower commits to purchase such Collateral Loan within ten (10) Business Days from the date of such approval by the Administrative Agent. On the date occurring ten (10) Business Days after the date of such approval by the Administrative Agent, any such approved Collateral Loan, if not purchased or committed to be purchased by the Borrower, will be deemed to be removed from the Approved List.
(viii)    [Reserved.]
(ix)    Notwithstanding anything in this Agreement to the contrary, but subject to paragraph (v) of this Section 2.02(a), the Administrative Agent shall have the right, acting in its sole and absolute discretion, to (A) approve or reject any Approval Request or Approved List, (B) determine which Collateral Loans are included in the Approved List in accordance with this Section 2.02, (C) rescind the approval of any Approval Request or of any Asset included in an Approved List and (D) request additional information reasonably available to the Borrower regarding any proposed Collateral Loan; provided that any rescission of approval shall not invalidate any commitment to purchase a Collateral Loan entered into by the Borrower (or the Servicer on its behalf) prior to the delivery of such rescission, in which case, such Collateral Loan shall be deemed to remain approved until settlement of such purchase.
Section 2.03    Making of the Advances. (a)   If the Borrower requires an Advance under this Agreement with respect to any Tranche to purchase a Collateral Loan for which the Approval Request has been approved or which has been identified on the Approved List pursuant to Section 2.02 or to fund the Maple Merger, it shall provide a written request for such Advance (which request shall be irrevocable and effective upon receipt) to the Collateral Agent and the Administrative Agent (with a copy to each Lender) (each, a “Notice of Borrowing”) not later than ~~2:00~~(x) with respect to a Dollar Advance, 3:00 p.m. New York City time at least one (1) Business Day prior to the day of the requested Advance and (y) with respect to any Advance other than a Dollar Advance, 3:00 p.m. New York City time at least two (2) Business Days prior to the day of the requested Advance.
Each Notice of Borrowing shall be substantially in the form of Exhibit B, dated the date the request for the related Advance is being made, signed by a Responsible Officer of the Borrower or the Servicer, as applicable, shall attach a Borrowing Base Calculation Statement (which Borrowing Base Calculation Statement shall give pro forma effect to any Collateral Loans being acquired with the proceeds of such Advance

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on such date or the following Business Day), and shall otherwise be appropriately completed. In addition, the Servicer must provide to the Administrative Agent for each Collateral Loan that is not a Broadly Syndicated Loan copies of the Asset Information related to such Collateral Loan and such additional materials related to such Collateral Loan as may be reasonably requested by the Administrative Agent. Each Notice of Borrowing shall specify the Tranches under which the related Advance shall be allocated. The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling on or prior to the Facility Termination Date, the currency of the Advance requested shall be ~~Dollars~~in an Available Currency and the amount of ~~the~~any Advance requested in such Notice of Borrowing (the “Requested Amount”) shall be equal to at least $500,000 ~~or an integral multiple of $100,000 in excess thereof~~ (or, if less, (x) the lower of (1) the remaining unfunded Individual Lender Maximum Funding Amounts hereunder ~~or~~ and (2) with respect to any Advances other than a Dollar Advance, the Non-Dollar Sublimit minus the Foreign Currency Advance Amount or, (y) in the case of Revolving Collateral Loans and Delayed Drawdown Collateral Loans, such lesser amount required to be funded by the Borrower in respect thereof). Notwithstanding anything to the contrary contained herein, a Notice of Borrowing may include requests for more than one Advance so long as each request therein separately satisfies the terms and conditions set forth in this Section 2.03.
(b)    Each Lender shall, not later than 2:00 p.m. New York City time on each Borrowing Date in respect of Advances under any Tranche, make its Percentage of the applicable Requested Amount available to the Borrower by disbursing such funds in ~~Dollars~~the applicable Available Currency to the applicable Principal Collection Subaccount (or in accordance with the wire instructions delivered in connection with the Notice of Borrowing).
(c)    ~~[Reserved.]~~Multicurrency Provisions.
(i)    Each Lender hereby agrees that (A) each Eligible Currency Advance shall be funded in its entirety by the Multicurrency Lenders and (B) each Advance funded in Dollars shall be funded in its entirety by the Dollar Lenders or the Multicurrency Lenders, as applicable.
(ii)    Notwithstanding anything to the contrary herein, at no time shall (x) any Multicurrency Lender have any obligation to fund any Advance in any currency other than Euros, Pounds Sterling, Canadian Dollars, Dollars or any other Available Currency or (y) any Dollar Lender have any obligation to fund any Advance in any currency other than Dollars.
(d)    Notwithstanding anything in this Section 2.03 to the contrary, the Servicer, on behalf of the Borrower, may deliver a Notice of Borrowing to the Collateral Agent and the Administrative Agent (with a copy to each Lender) after 2 p.m. New York City time on the first Business Day prior to the proposed Advance and prior to 11 a.m. New York City time on the date of the proposed Advance (an “Expedited Notice of Borrowing”). Upon receipt of an Expedited Notice of Borrowing, each Lender shall use commercially reasonable efforts to make such Advance on the proposed funding date set forth in the Expedited Notice of Borrowing subject to the terms and conditions for borrowings otherwise set forth in this Agreement; provided, that if a

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Lender is unable to make an Advance pursuant to an Expedited Notice of Borrowing due to the occurrence of a force majeure, or any other unexpected and unforeseen event, including, without limitation, market disruptions, such Lender shall make such Advance subject to the terms and conditions for Advances otherwise set forth in this Agreement as soon as such Lender is reasonably able to do so.
Section 2.04    Evidence of Indebtedness. (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Advances made by such Lender to the Borrower, from time to time, including the amounts and currencies of principal and interest thereon and paid to it, from time to time hereunder; provided that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.
(b)    Any Lender may request that its Advances to the Borrower be evidenced by a Note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note payable to such Lender and otherwise appropriately completed. Thereafter, the Advances of such Lender evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.06(a)) be represented by a Note payable to such Lender (or registered assigns pursuant to Section 13.06(a)), except to the extent that such Lender (or assignee) subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described in clause (a) of this Section 2.04.
Section 2.05    Payment of Principal and Interest. The Borrower shall pay the principal of each Advance and Interest on each Tranche of Advances as follows:
(a)    100% of the outstanding principal amount of each Advance, together with all accrued and unpaid Interest thereon, shall be payable on the Final Maturity Date.
(b)    Interest shall accrue on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full. The Administrative Agent shall, prior to each Payment Date, determine the accrued and unpaid Interest with respect to each Tranche for the related Interest Accrual Period and Unused Fees payable thereto using the applicable Interest Rate ~~applicable to such Tranche~~ during such Interest Accrual Period to be paid by the Borrower on each Payment Date for the related Interest Accrual Period and shall advise each Lender, the Collateral Agent and the Servicer thereof and shall send a consolidated invoice of all such Interest and Unused Fees to the Borrower on the third (3rd) Business Day prior to such Payment Date.
(c)    Accrued and unpaid Interest with respect to each Tranche shall be payable in arrears (i) on each Payment Date, and (ii) in connection with any prepayment of the Advances pursuant to Section 2.06(a); provided that (x) with respect to any prepayment in full of the Advances outstanding, accrued and unpaid Interest on such amount through the date of prepayment shall be payable on such date or as otherwise agreed to between the Lenders and the Borrower and (y) with respect to any partial prepayment of the Advances outstanding, accrued and unpaid Interest on such amount through the date of prepayment shall be payable on the

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Payment Date following such prepayment (or on such date of prepayment if requested by the Administrative Agent).
(d)    The obligation of the Borrower to pay the Obligations, including the obligation of the Borrower to pay the Lenders the outstanding principal amount of the Advances and accrued interest thereon, shall be absolute and unconditional, and shall be paid strictly in accordance with the terms hereof (including Section 2.15), under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person except as otherwise provided under the Facility Documents.
Section 2.06    Prepayment of Advances.
(a)    Optional Prepayments. The Borrower may, from time to time on any Business Day, voluntarily prepay Advances under one or more Tranche in whole or in part, without penalty or premium; provided that the Borrower shall have delivered to the Collateral Agent, the Lenders and the Administrative Agent written notice of such prepayment (such notice, a “Notice of Prepayment”) in the form of Exhibit C not later than ~~2:00~~3:00 p.m. New York City time two (2) Business Days prior to the date of such prepayment (provided that in connection with any voluntary prepayment of Advances to cure any non-compliance with the Interest Coverage Ratio Test, no Event of Default shall be deemed to occur if such payment is made beyond any applicable grace period solely as a result of the Administrative Agent’s failure to waive such two (2) Business Day advance notice requirement for such repayment). The Administrative Agent shall promptly notify the Lenders of such Notice of Prepayment. Each such Notice of Prepayment shall specify the portion of the outstanding principal balance under each Tranche that shall be prepaid and be irrevocable and effective upon receipt and shall be dated the date such notice is being given, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. Each Notice of Prepayment shall provide for prepayment of Advances by the Borrower pursuant to this Section 2.06(a), in each case, in an aggregate principal amount of at least $500,000 or, if less, the entire outstanding principal amount of the Advances of the Borrower. If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)    Mandatory Prepayments. The Borrower shall prepay the Advances on each Payment Date in the manner and to the extent provided in the Priority of Payments.
(c)    Interest Coverage Ratio Test Cures.
(i)    In addition to any other obligation of the Borrower to cure any non-compliance with the Interest Coverage Ratio Test pursuant to the terms of this Agreement, if any non-compliance with the Interest Coverage Ratio Test exists, then the Borrower may eliminate such non-compliance with the Interest Coverage Ratio Test in its entirety by effecting one or more (or any combination thereof) of the following actions: (A) deposit into or credit to the Collection Account cash and Eligible Investments, (B) repay Advances (together with all accrued and unpaid costs and expenses of the Agents, Custodian, Securities Intermediary and the Lenders for which the Borrower has received a reasonably detailed invoice prior to such date of repayment, in each case in respect of

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the amount so repaid), or (C) during the Reinvestment Period, pledge additional Collateral Loans as Collateral. For the avoidance of doubt, no prepaymentf fee shall be required in connection with any prepayment of an Advance made to cure any non-compliance with the Interest Coverage Ratio Test.
(ii)    In connection with the proposed repayment of Advances or pledge of additional Collateral Loans as Collateral pursuant to Section 2.05(c)(i), the Borrower (or the Servicer on its behalf) shall deliver in accordance with Section 2.05(a), (x) to the Administrative Agent (with a copy to the Collateral Agent), notice of such repayment or pledge and a duly completed Borrowing Base Calculation Statement, updated to the date such repayment or pledge is being made and giving pro forma effect to such repayment or pledge, and (y) to the Administrative Agent, if applicable, a description of any Collateral Loans and each Obligor of such Collateral Loan to be pledged.
(iii)    Until such time as any non-compliance with the Interest Coverage Ratio Test has been cured in full and no other Default or Event of Default has occurred and is continuing, the Borrower shall not request the right to transfer (by sale, dividend, distribution or otherwise), and the Borrower shall not request that the Collateral Agent grant the release of any Lien on, or the transfer of, any Collateral Loan from the Collateral, other than (i) any transfer that complies with Section 10.01(a) or (ii) in connection with the settlement of purchases or sales of Collateral Loans committed to be acquired or sold by the Borrower prior to the occurrence of such non-compliance with the Interest Coverage Ratio Test that have not yet settled.
(d)    Additional Prepayment Provisions. Each prepayment pursuant to this Section 2.06 shall be subject to Sections 2.05(c) and 2.11 and applied to the Advances in accordance with the Lenders’ respective Percentages.
(e)    Re-designation of Tranche Advances. The Administrative Agent shall be permitted at any time, upon written notice to the Borrower, each Lender and the Collateral Agent, to re-allocate the aggregate outstanding principal balance under each Tranche so long as after giving effect to such re-allocation, each Tranche’s Tranche Minimum OC Coverage Test is satisfied or, if not satisfied, improved.
(f)    Available Currency. Any and all prepayments made by the Borrower under the Facility Documents shall be made in the applicable Available Currency.
Section 2.07    Changes of Individual Lender Maximum Funding Amounts.
(a)    Automatic Reduction and Termination. Subject to the provisions of Section 8.04, the Individual Lender Maximum Funding Amounts of each Lender shall be automatically reduced to zero at 5:00 p.m. New York City time on the Facility Termination Date.
(b)    Optional Reductions. The Borrower shall have the right to terminate or reduce the unused amount of the Facility Amount at any time or from time to time (concurrently with the payment of any applicable Facility Reduction Fee payable in connection therewith in the

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(iii)    impose on any Affected Person or the London interbank market or any other market relevant to any Applicable Index any other condition, cost or expense, affecting this Agreement or Advances made by such Affected Person by reference to ~~LIBOR~~the Applicable Index or any participation therein;
and the result of any of the foregoing shall be to increase the cost to such Affected Person of making, continuing, converting into or maintaining any Advance made by reference to ~~LIBOR~~an Applicable Index (or of maintaining its obligation to make any such Advance) or to reduce the amount of any sum received or receivable by such Affected Person hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered as specified in a certificate delivered to the Borrower pursuant to clause (c) of this Section 2.10.
(b)    Capital Requirements. If any Affected Person determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, as a consequence of this Agreement or the Advances made by such Affected Person to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity coverage), by an amount deemed to be material by such Affected Person, then from time to time the Borrower will pay to such Affected Person in Dollars, such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such reduction suffered or charge imposed; provided that the amounts payable under this Section 2.10(b) shall be without duplication of amounts payable under Section 13.03 and shall not include any Excluded Taxes.
(c)    Certificates from Lenders. A certificate of an Affected Person setting forth in reasonable detail the basis for such demand and the amount or amounts, in Dollars, necessary to compensate such Affected Person or its holding company as specified in clause (a) or (b) of this Section 2.10 shall be promptly delivered to the Borrower and shall be conclusive absent manifest error; provided that such Affected Person charges such increased costs to borrowers that are substantially similar to the Borrower in financing transactions materially similar to the financing transaction set forth in this Agreement.~~.~~ The Borrower shall pay such amount shown as due on any such certificate on the next Payment Date after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate an Affected Person pursuant to this Section 2.10 for any costs, reductions, penalties or interest incurred more than nine months prior to the date that such Affected Person notifies the Borrower of the Change in Law giving rise to any increased costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.

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(e)    Lending Office. Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to clauses (a) or (b) of this Section 2.10, such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.
Section 2.11    Compensation; Breakage Payments. The Borrower agrees to compensate each Affected Person from time to time, on the Payment Date (or on the applicable date of prepayment) promptly following such Affected Person’s written request (which request shall set forth the basis for requesting such amounts) in accordance with the Priority of Payments, for all reasonable and documented actual losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed to make or carry an Advance bearing interest that was computed by reference to ~~LIBOR~~an Applicable Index and any loss sustained by such Affected Person in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Affected Person may sustain: (i) if for any reason (including any failure of a condition precedent set forth in Article III but excluding a default by the applicable Lender) any Advance bearing interest that was computed by reference to ~~LIBOR~~an Applicable Index by the Borrower does not occur on the Borrowing Date specified therefor in the applicable Notice of Borrowing delivered by the Borrower, and (ii) if any payment or prepayment of any Advance bearing interest that was computed by reference to ~~LIBOR~~the Applicable Index is not made on a Payment Date or pursuant to a Notice of Prepayment given by the Borrower. A certificate as to any amounts payable pursuant to this Section 2.11 submitted to the Borrower by any Lender (with a copy to the Agents, and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.
Section 2.12    Inability to Determine Rates~~. If~~ SONIA Market Disruption and Cost of Funds. (a) With respect to any Advance other than a GBP Advance, if, prior to the first day of any Benchmark Determination Period or prior to the date of any Advance, as applicable, the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining ~~LIBOR~~the Applicable Index (other than Adjusted Cumulative Compounded SONIA) for the applicable Advances, the Administrative Agent will promptly so notify the Borrower, the Collateral Agent and each Lender; provided that the Administrative Agent has made a similar determination with respect to similarly situated borrowers in similar facilities. Thereafter, the obligation of the Lenders to make or maintain Advances based upon ~~LIBOR~~the Applicable Index (other than Adjusted Cumulative Compounded SONIA) will be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.
(a)    With respect to any GBP Advance:

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(i)    If (A) there is no applicable SONIA or Central Bank Rate for the purposes of calculating the Cumulative Compounded SONIA Rate for an RFR Banking Day during an Interest Accrual Period for a GBP Advance, or (B) the Administrative Agent receives notifications before the SONIA Reporting Time for such GBP Advance from a Lender or Lenders (in each case, whose aggregate participations in such GBP Advance exceed 50% of such GBP Advance) that its cost of funds relating to its participation in such GBP Advance would be in excess of the Adjusted Cumulative Compounded SONIA Rate, each Lender’s share of such GBP Advance shall instead accrue interest at the percentage rate per annum which is equal to the weighted average of the rates notified to the Administrative Agent by each Lender as soon as practicable and in any event by the SONIA Reporting Time for such GBP Advance, in each case, expressed as a percentage rate per annum equal to such Lender’s cost of funds relating to its participation in such GBP Advance (with respect to each Lender, each such rate, its “Funding Rate”).
(ii)    If this Section 2.12(b) applies and the Administrative Agent or the Borrower so requires, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days or such longer period as agreed between the Administrative Agent and the Borrower) with a view to agreeing on a substitute basis for determining the rate of interest.
(iii)    Any alternative basis agreed pursuant to clause (ii) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all parties hereto.
(iv)    If the circumstances set forth in clause (i)(B) above exist and (A) a Lender’s Funding Rate is less than the Adjusted Cumulative Compounded SONIA Rate; or (B) a Lender does not notify a rate to the Administrative Agent by the relevant SONIA Reporting Time, such Lender’s Funding Rate relating to its participation in such GBP Advance shall be deemed, for the purposes of calculating the weighted average pursuant to clause (i) above, to be the Adjusted Cumulative Compounded SONIA Rate for such GBP Advance.
(v)    Subject to clause (iv) above, if this Section 2.12(b) applies but any Lender does not notify a rate to the Administrative Agent by the SONIA Reporting Time for the relevant GBP Advance, the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders.
(vi)    If this Section 2.12(b) applies the Administrative Agent will promptly notify the Borrower, the Collateral Agent and each Lender.
Section 2.13    Rescission or Return of Payment. The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and

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this Agreement and any other applicable Facility Document shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.
Section 2.14    Post-Default Interest. The Borrower shall pay interest on all Obligations (other than any Administrative Expenses) that are not paid when due for the period from the due date thereof until the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on each Payment Date in accordance with the Priority of Payments.
Section 2.15    Payments Generally. (a)  All amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement or any other Facility Document, shall be paid on behalf of and at the direction of the Borrower (or the Servicer on behalf of the Borrower) by the Collateral Agent to the applicable recipient in ~~Dollars~~the applicable Available Currency, in immediately available funds, in accordance with the Priority of Payments, and all without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. Each Lender shall provide wire instructions to the Borrower and the Collateral Agent. All payments made by the Collateral Agent pursuant to a Payment Date Report on any Payment Date shall be wired by the Collateral Agent by ~~2:00~~3:00 p.m. New York City time on such Payment Date. Prepayments to be made pursuant to Section 2.06 for which the Collateral Agent has received a Notice of Prepayment two (2) Business Days prior to the scheduled date of prepayment shall be wired by the Collateral Agent by ~~2:00~~3:00 p.m. New York City time on such date. All other payments by the Borrower must be received by the Collateral Agent on or prior to 3:00 p.m. New York City time on a Business Day (the Collateral Agent shall then wire such funds to the Lenders by 5:00 p.m. New York City time on such Business Day); provided that, payments received by the Collateral Agent after 3:00 p.m. New York City time or payments received by the Lenders after 5:00 p.m. New York City time on a Business Day will be deemed to have been paid on the next following Business Day. For the avoidance of doubt, for purposes of Section 6.01, amounts paid by the Borrower shall be deemed received upon payment by the Borrower to the Collateral Agent. At no time will the Collateral Agent have any duty (express or implied) to fund (or front or advance) any amount owing by the Borrower hereunder
(b)    Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of (x) 360 days for the actual number of days elapsed in computing interest on any Dollar Advance and Euro Advance and (y) 365 days for the actual number of days elapsed in computing interest on any CDOR Advance and GBP Advance, the date of the making of the Advance shall be included and the date of payment shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day’s Interest shall be paid on such Advance. All computations made by the Collateral Agent or the Administrative Agent under this Agreement or any other Facility Document shall be conclusive absent manifest error.
(c)    Any and all payments made by the Borrower under the Facility Documents shall be made in the applicable Available Currency. For purposes of Section 9.01(a), any amounts on deposit in the Collection Account denominated in any Available Currency shall

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be
applied on any Payment Date (i) first, to make payments in such Available Currency and (ii) second, to make payments in any other Available Currency (pro rata based on available amounts from each other Available Currency, unless otherwise directed in writing by the Servicer), as converted by the Servicer pursuant to the definition of “Dollar Equivalent”; provided, that such payments shall be subject to availability of such funds pursuant to Section 9.01(a). The Servicer shall instruct the Collateral Agent, no later than two (2) Business Days immediately preceding each Payment Date, to convert amounts on deposit in the applicable Collection Account into each Available Currency (pro rata based on available amounts from each other Available Currency, unless otherwise directed in writing by the Servicer). Any Principal Proceeds on deposit in the Collection Account denominated in an Available Currency may be converted by the Servicer into another Available Currency on any Business Day (other than a Payment Date) pursuant to the definition of “Dollar Equivalent”. All risks and expenses incident to such conversion is the responsibility of the Borrower and the Collateral Agent shall have (x) no responsibility for fluctuations in exchange rates affecting any Collections or conversion thereof and (y) to the extent it complies with the instructions provided by the Servicer, no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions.
Section 2.16    Extension of Facility Termination Date. The Borrower shall have an option to extend the Facility Termination Date one time, not longer than one year, effective on the Facility Termination Date then in effect, subject to the satisfaction of the following conditions precedent:
(a)    each of the Lenders and the Administrative Agent have consented to the extension in their sole discretion (written notice of such consent to be delivered to Borrower together with the requested extension fee (if applicable) no later than thirty (30) days following receipt of the Extension Request delivered pursuant to clause (e) below; provided that if the Borrower fails to receive such consent from the Administrative Agent or any Lender within such thirty-day period, the Administrative Agent and such Lender, as applicable, shall be deemed to have denied such Extension Request);
(b)    as of the effective date of such extension, the representations and warranties of the Borrower, the Equityholder and the Servicer set forth herein and in the other Facility Documents are true and correct in all material respects with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); provided that if a representation or warranty is qualified as to materiality, with respect to such representation or warranty, the foregoing materiality qualifier shall be disregarded for the purposes of this condition;
(c)    the Borrower shall have paid an extension fee to the Administrative Agent, for the account of each Lender, in an amount to be mutually agreed upon by the Borrower and such Lender;
(d)    no Default or Event of Default shall have occurred and be continuing on the date on which the Extension Request is delivered is given in accordance with the following clause (e) or on the Facility Termination Date then in effect; and

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(b)    If the Administrative Agent and the Borrower agree that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their respective Individual Lender Maximum Funding Amounts, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.18    Effect of Benchmark Transition Event. (a)  Without prejudice to any other provision of this Agreement, each party hereto acknowledges and agrees for the benefit of each of the other parties hereto: (x) ~~LIBOR~~one or all of the Applicable Indices (i) may be subject to methodological or other changes which could affect ~~its~~their value, and/or (ii) may be permanently discontinued; and (y) the occurrence of any of the aforementioned events and/or a Benchmark Transition Event may have adverse consequences which may materially impact the economics of the financing transactions contemplated under this Agreement.
(b)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Facility Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of ~~the~~a then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date or in connection with an Early Opt-in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date or in connection with an Early Opt-in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Document in respect of any Benchmark setting at or after 5:00 p.m. ~~(~~New York City time~~)~~ on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)    Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any other Facility Document and subject to the proviso below in this paragraph, solely with respect to a Dollar Advance, if a Term SOFR Transition Event and its related

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Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of ~~the~~a then-current Benchmark, then the applicable Benchmark Replacement will replace ~~the~~such then-current Benchmark for all purposes hereunder or under any Facility Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document; provided that, this clause (ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.
(d)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Facility Document.
(e)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower, the Lenders, the Servicer, the Collateral Agent and the Equityholder of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section ~~2(o)~~2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Facility Document, except, in each case, as expressly required pursuant to this Section 2.18.
(f)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Facility Document, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if ~~the~~a then-current Benchmark is a term rate (including Term SOFR ~~or LIBOR~~) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Benchmark Determination Period” for any applicable Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (y) if a tenor that was removed pursuant to clause (x) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then

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the Administrative Agent may modify the definition of “Benchmark Determination Period” for all applicable Benchmark settings at or after such time to reinstate such previously removed tenor.
(g)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any Notice of Borrowing, conversion to or continuation of Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any such request for a Dollar Advance or CDOR Advance into a Notice of Borrowing of or request for a conversion to Advances denominated in the applicable currency bearing interest at a rate per annum equal to, in the case of Dollar Advances, the Base Rate plus the Applicable Margin, and in the case of CDOR Advances, the Canadian Prime Rate plus the Applicable Margin, or (y) any Advance denominated in an Available Currency (other than Dollars or Canadian Dollars) shall be ineffective, as applicable. Furthermore, if any Advance in any Available Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to an Applicable Index applicable to such Advance, then (i) if such Advance is denominated in Dollars or Canadian Dollars, then on the last day of the Benchmark Determination Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), such Advance shall be converted by the Administrative Agent to, and shall constitute, an Advance denominated in Dollars or Canadian Dollars, as applicable, bearing interest at a rate per annum equal to, in the case of Dollar Advances, the Base Rate plus the Applicable Margin on such day, and the in case of CDOR Advances, the Canadian Prime Rate plus the Applicable Margin on such day, or (ii) if such Advance is denominated in any Available Currency (other than Dollars or Canadian Dollars), then such Advance shall, on the last day of the Benchmark Determination Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), at the Borrower’s election prior to such day, (A) be prepaid by the Borrower on such day or (B) be converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an Advance denominated in Dollars (in an amount equal to the Dollar Equivalent of such Available Currency) bearing interest at a rate per annum equal to the Base Ratethen applicable Benchmark for Dollar Advances plus the Applicable Margin. on such day (it being understood and agreed that if the Borrower does not so prepay such Advance on such day by 12:00 noon, New York City time, the Administrative Agent is authorized to effect such conversion of such Advance into an Advance denominated in Dollars bearing interest at a rate per annum equal to the then applicable Benchmark for Dollar Advances plus the Applicable Margin), and, in the case of such subclause (B), upon any subsequent implementation of a Benchmark Replacement in respect of such Available Currency pursuant to this Section 2.18 and with the Borrower’s consent (which may be given in its sole discretion), such Advance denominated in Dollars shall then be converted by the Administrative Agent to, and shall constitute, an Advance denominated in such original Available Currency (in an amount equal to the equivalent in such currency of such Available Currency) on the day of such implementation, giving effect to such Benchmark Replacement in respect of such Available Currency.
(h)    None of the Collateral Agent, the Custodian or the Securities Intermediary will have any responsibility for the selection or determination of an alternate benchmark rate (including, without limitation, any Benchmark Replacement or other replacement index adopted pursuant to an amendment to this Agreement) or an liability for any failure, or delay in

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performing their duties hereunder solely as a result of the unavailability of LIBOR, the Benchmark Replacement or any other benchmark rate herein
(i)    Certain Defined Terms. As used in this Section 2.18:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Benchmark Determination Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Benchmark Determination Period” pursuant to clause (e) of this Section 2.18.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Advance denominated in an Available Currency other than Dollars, “Benchmark Replacement” shall mean the alternative set forth in clause (3) below:
(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for ~~the~~a then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for ~~the~~such then-current Benchmark for ~~dollar-denominated~~ syndicated credit facilities denominated in the applicable Available Currency at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, solely with respect to a Dollar Advance, notwithstanding anything to the contrary in this Agreement or in any other Facility Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

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If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of ~~the~~a then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Benchmark Determination Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Benchmark Determination Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Benchmark Determination Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (x) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (y) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~Dollar-denominated~~ syndicated credit facilities denominated in the applicable Available Currency;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

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“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the definition of “Business Day,” the definition of “Benchmark Determination Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to ~~the~~such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;
(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.18(c); or
(4)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. ~~(~~New York City time~~)~~ on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all

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then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the~~such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, any other Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the~~such then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.18 and (y) ending at the time that a Benchmark Replacement has replaced ~~the~~such then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.18.

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“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Early Opt-in Election” means~~, if the then-current Benchmark is LIBOR~~:
(x)    in the case of Dollar Advances, the occurrence of:
(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders; and
(y)    in the case of Advances in an Available Currency other than Dollars, the occurrence of:
(1)    (i) a determination by the Administrative Agent or the Borrower or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that syndicated credit facilities denominated in the applicable Available Currency being executed at such time, or that include language similar to that contained in this Section 2.18 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the relevant Applicable Index, and
(2)    (i) the joint election by the Administrative Agent and the Borrower or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

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“Financial Stability Board” means the Financial Stability Board established after the G20 London summit in April 2009 as a successor to the Financial Stability Forum.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~LIBOR~~the Applicable Index.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Reference Time” with respect to any setting of ~~the~~a then-current Benchmark means (1) if such Benchmark is EURIBOR or LIBOR, 11:00 a.m. (London time) on the day that is two ~~London banking days~~Business Days preceding the date of such setting, ~~and~~ (2) if such Benchmark is ~~not LIBOR~~CDOR, 10:00 a.m. (Toronto time) on the day that is two Business Days preceding the date of such setting, (3) if such Benchmark is Adjusted Cumulative Compounded SONIA, the SONIA Reporting Time and (4) for any other Benchmark, the time determined by the Administrative Agent in its reasonable discretion.
“Relevant Governmental Body” means (1) with respect to a Benchmark Replacement in respect of Dollar Advances, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB~~,~~ or, in each case, any successor thereto~~.~~ and (2) with respect to a Benchmark Replacement in respect of Advances in Available Currencies other than Dollars, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

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(c)    immediately before and after the making of such Advance on the applicable Borrowing Date, each Coverage Test shall be satisfied (as demonstrated on the Borrowing Base Calculation Statement attached to such Notice of Borrowing);
(d)    each of the representations and warranties of the Borrower, the Servicer and the Equityholder contained in the Facility Documents shall be true and correct in all material respects as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);
(e)    no Default, Event of Default or Servicer Event of Default shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance;
(f)    the Reinvestment Period has not terminated; ~~and~~
(g)    after giving effect to any Advance of an Available Currency not denominated in Dollars, the Foreign Currency Advance Amount shall not exceed the Non-Dollar Sublimit; and
(h)    ~~(g)~~ after giving effect to such Advance, the Dollar Equivalent of the aggregate outstanding principal balance of the Advances shall not exceed the lesser of (x) an amount equal to the Dollar Equivalent of the Maximum Facility Amount and (y) an amount equal to:
(i)    the Aggregate Net Collateral Balance, minus
(ii)    the Minimum Equity Amount, plus
(iii)    the aggregate amounts on deposit in the Principal Collection Subaccount constituting Principal Proceeds.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.01    Representations and Warranties of the Borrower. The Borrower represents and warrants to each of the Secured Parties on and as of each Measurement Date, as follows:
(a)    Due Organization. It is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

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effect to all written updates provided by the Borrower or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not (when taken as a whole and after giving effect to all written updates provided by the Borrower or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Borrower or on its behalf which was provided to the Borrower from an Obligor with respect to a Collateral Loan, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Borrower; provided further that, with respect to financial projections, pro forma financial information and other forward-looking information that has been delivered to the Administrative Agent or any Lender by the Borrower or on its behalf in connection with the transactions contemplated by this Agreement or delivered under any Facility Document, the Borrower represents only that such information represents the Borrower’s good faith estimates as of the date of preparation thereof, based upon assumptions the Borrower and, if applicable, the Equityholder believed to be reasonable and accurate at the time made, it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.~~.~~
(v)    Procedures. In selecting and disposing of the Collateral, no selection procedures were employed which are intended to be adverse to the interests of any Secured Party.
Section 4.02    Representations and Warranties of the Servicer. The Servicer represents and warrants to each of the other Secured Parties on and as of each Measurement Date, as follows:
(a)    Due Organization. It is a statutory trust formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.
(b)    Due Qualification. It is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
(c)    Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by it of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal,

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Amounts on deposit in the Revolving Reserve Account will be invested in overnight funds that are Eligible Investments selected by the Servicer pursuant to Section 8.06 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds. Funds in the Revolving Reserve Account (other than earnings from Eligible Investments therein) will be available solely to cover drawdowns on the Delayed Drawdown Collateral Loans and Revolving Collateral Loans and settle purchases of Collateral Loans committed to be acquired by the Borrower prior to the end of the Reinvestment Period; provided that, to the extent that the aggregate amount of funds on deposit therein at any time exceeds an amount equal to the Revolving Exposure, the Collateral Agent, at the direction of the Borrower (or the Servicer on its behalf) shall remit such excess to the Principal Collection Subaccount. In addition, following the occurrence and during the continuance of an Event of Default, funds in the Revolving Reserve Account may be withdrawn by the Collateral Agent and deposited into the Principal Collection Subaccount pursuant to and at the direction of the Administrative Agent.
Section 8.05    [Reserved].
Section 8.06    Reinvestment of Funds in Covered Accounts; Reports by Collateral Agent. (a)  By delivery of a certificate of a Responsible Officer (which may be in the form of standing instructions), the Borrower (or the Servicer on behalf of the Borrower) shall at all times direct the Collateral Agent to, and, upon receipt of such certificate, the Collateral Agent shall, in accordance with such direction, (i) invest all funds on deposit in the Collection Account and the Revolving Reserve Account in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein, including Section 8.04 above) or (ii) withdraw such funds for the purposes of making payments in respect of outstanding Advances in the applicable Available Currency at such time. If, prior to the occurrence of an Event of Default, the Servicer shall not have given any such investment directions, the Collateral Agent shall invest and reinvest such Monies as fully as practicable in the Specified Eligible Investment (or if none has been selected, shall remain uninvested). After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall invest and reinvest such Monies as fully as practicable in Eligible Investments selected by the Administrative Agent (and if no Eligible Investment has been specified, such funds shall be invested in the Eligible Investment selected by the Servicer or in the Specified Eligible Investment, or held uninvested if none has been selected). Except to the extent expressly provided otherwise herein, all interest, gain, loss and other income from such investments shall be deposited, credited or charged (as applicable) in and to the Interest Collection Subaccount. Absent its timely receipt of such instruction from the Servicer in accordance with the foregoing, the Collateral Agent shall not be under an obligation to invest (or pay interest on) funds held hereunder. The Collateral Agent shall in no way be liable for any insufficiency in a Covered Account resulting from any loss relating to any such investment.
(b)    The Collateral Agent agrees to give the Borrower prompt notice if any Covered Account or any funds on deposit in any Covered Account, or otherwise to the credit of a Covered Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. All Covered Accounts shall remain at all times with the Securities Intermediary.

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Collateral and such other information that is agreed to by the Servicer, the Administrative Agent and the Collateral Agent from time to time, and shall be determined as of the Payment Date Report Determination Date for such calendar month.
In addition, the Borrower shall provide (or cause to be provided) in each Payment Date Report a statement setting forth in reasonable detail each amendment, modification or waiver under any Related Document for each Collateral Loan that constitutes a Material Modification that became effective since the immediately preceding Payment Date Report (or, in respect of the first Payment Date Report, from the Closing Date).
(b)    [Reserved].
(c)    Daily Accounting. For each Business Day, the Collateral Agent shall render to the Borrower (with a copy to the Administrative Agent and the Servicer) a daily report of (i) all deposits to and withdrawals from the Covered Accounts for such Business Day and the outstanding balance of the Covered Accounts as of the end of such Business Day, (ii) all settled trades of securities for such Business Day, (iii) the Adjusted Principal Balance of each Collateral Loan as of the end of such Business Day, (iv) the OC Ratio as of the end of such Business Day, (v) the Borrower’s compliance with the Concentration Limitations, (vi) the Loan Value of each Collateral Loan, (vii) the S&P Rating and Moody’s Rating of each Collateral Loan and/or the Obligor thereunder (if applicable), (viii) all principal and interest payments made or to be made on each Collateral Loan on such Business Day, (ix) the applicable interest rates, interest rate resets, interest accrual periods and ~~libor~~interest rate and benchmark floors, if any, of each Collateral Loan, (x) the portion of the Principal Balance of any Delayed Drawdown Collateral Loan that is unfunded, (xi) the amount of Interest Proceeds received from Collateral Loans and Eligible Investments, (xii) the Collateral Loans that are Defaulted Collateral Loans and (xiii) such other items as may be agreed upon from time to time by the Collateral Agent and the Borrower. “Loan Value” shall be determined in accordance with the definition herein and provided to the Collateral Agent. For purposes of calculating the Adjusted Principal Balance of each Collateral Loan, the Collateral Agent shall begin including each Collateral Loan in the report as of its trade date.
(d)    Failure to Provide Accounting. If the Collateral Agent shall not have received any accounting provided for in this Section 8.07 on the first Business Day after the date on which such accounting is due to the Collateral Agent, the Collateral Agent shall notify the Servicer who shall use reasonable efforts to obtain such accounting by the applicable Payment Date Reporting Date. The Collateral Agent shall in no event have any liability for the actions or omissions of the Servicer, the Borrower or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Servicer, the Borrower or another Person (other than claims relating to the Collateral Agent’s gross negligence or willful misconduct).
Section 8.08    Release of Collateral. (a)  The Borrower may, by delivery of a certificate of a Responsible Officer of the Servicer (with the written consent of the Administrative Agent if the Administrative Agent has notified the Collateral Agent in writing, following the occurrence of or during the continuation of an Event of Default, to only permit

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ARTICLE XIII

MISCELLANEOUS
Section 13.01    No Waiver; Modifications in Writing. (a)  No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement or any other Facility Document, and any consent to any departure by any party to this Agreement or any other Facility Document from the terms of any provision of this Agreement or such other Facility Document, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or the Servicer in any case shall entitle the Borrower or the Servicer to any other or further notice or demand in similar or other circumstances.
(b)    No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Servicer, the Administrative Agent and the Required Lenders; provided that:
(i)    any Fundamental Amendment shall require the written consent of all Lenders affected thereby; and
(ii)    no such amendment, modification, supplement or waiver shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent.
(c)    Notwithstanding anything to the contrary herein, in connection with the increase of the Individual Lender Maximum Funding Amounts hereunder, only the consent of the Lender increasing its Individual Lender Maximum Funding Amount (or providing a new Individual Lender Maximum Funding Amount) shall be required for any amendment that effects such increase in Individual Lender Maximum Funding Amounts.
(d)    Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Individual Lender Maximum Funding Amount of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
(e)    Notwithstanding anything to the contrary herein, the Multicurrency Lenders collectively having aggregate Individual Lender Maximum Funding Amounts greater than 50% of the total Individual Lender Maximum Funding Amounts of all Multicurrency Lenders (or such other number or percentage of Lenders as is expressly provided for herein or in

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the other Loan Documents) (provided, however, that if any Multicurrency Lender shall be a Defaulting Lender at such time, then Advances owing to such Defaulting Lender and such Defaulting Lender’s unfunded Individual Lender Maximum Funding Amounts shall be excluded from such determination) may waive any condition precedent to an extension of an Eligible Currency Advance or any other matter relating solely to the Multicurrency Lenders (which, for the avoidance of doubt, shall not constitute a waiver of any ongoing or resulting Default or Event of Default) (but the consent of no Dollar Lender shall be required).
(f)    Notwithstanding anything to the contrary herein, the Dollar Lenders collectively having aggregate Individual Lender Maximum Funding Amounts greater than 50% of the total Individual Lender Maximum Funding Amounts of all Dollar Lenders (or such other number or percentage of Lenders as is expressly provided for herein or in the other Loan Documents) (provided, however, that if any Dollar Lender shall be a Defaulting Lender at such time, then Advances owing to such Defaulting Lender and such Defaulting Lender’s unfunded Individual Lender Maximum Funding Amounts shall be excluded from such determination) may waive any condition precedent to an extension of a Dollar Advance to be issued by the Dollar Lenders only or any other matter relating solely to the Dollar Lenders (which, for the avoidance of doubt, shall not constitute a waiver of any ongoing or resulting Default or Event of Default) (but the consent of no Multicurrency Lender shall be required).
Section 13.02    Notices, Etc. Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by facsimile transmission, or by prepaid courier service, or by electronic mail (of a .pdf or other similar file if the recipient has provided an email address in Schedule 5), and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 13.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or email addresses) indicated in Schedule 5, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule 5.
Wells Fargo agrees to accept and act upon instructions or directions pursuant to this Agreement, any other Facility Document, or any Related Document or any document executed in connection herewith or therewith sent by unsecured email (or a .pdf or other similar file), facsimile transmission or other similar unsecured electronic methods; provided, however, that any person providing such instructions or directions shall provide to Wells Fargo an incumbency certificate listing persons designated to provide such instructions or directions as such incumbency certificate may be supplemented from time to time. If any person elects to give Wells Fargo email or facsimile instructions (or instructions by a similar electronic method) and Wells Fargo in its discretion elects to act upon such instructions, Wells Fargo’s reasonable understanding of such instructions shall be deemed controlling. Wells Fargo shall not be liable for any losses, costs or expenses arising directly or indirectly from Wells Fargo’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BCRED BARD PEAK FUNDING LLC, as Borrower
By: BLACKSTONE PRIVATE CREDIT FUND, its sole member
By:
Name:
Title:
BLACKSTONE PRIVATE CREDIT FUND, as Equityholder
By:
Name:
Title:
BLACKSTONE PRIVATE CREDIT FUND, as Servicer
By:
Name:
Title:

BNP PARIBAS, as Administrative Agent ~~and~~, a Dollar Lender and a Multicurrency Lender
By:
Name:
Title:
By:
Name:
Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title: